UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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GTT Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GTT COMMUNICATIONS, INC.

April 30, 2018

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of GTT Communications, Inc. to be held at 10:00 a.m., local time, on, Wednesday, May 30, 2018, at our offices, 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102.

At the annual meeting, you will be asked to (1) elect nine directors, (2) vote on a non-binding advisory resolution approving the compensation of our named executive officers, (3) approve, for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual, the issuance of certain shares of common stock, (4) approve a new equity incentive plan, (5) ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the current year ending December 31, 2018 and (6) authorize an adjournment of the annual meeting, if necessary or appropriate (as determined in good faith by the Board of Directors), to solicit additional proxies if there are not sufficient votes in favor of the proposal to approve the issue of common stock for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual. Details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Annual Meeting and Proxy Statement. Our Board of Directors unanimously recommends that stockholders vote in favor of the election of the nominated directors and in favor of each of the other proposals described in the Proxy Statement.

If you plan to attend the annual meeting, we request that you please provide at least two business days advance notice of your intent to attend by contacting Chris McKee, our General Counsel and Secretary, at (703) 442-5500. Whether or not you plan to attend the annual meeting, we urge you to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope, or vote electronically at www.voteproxy.com, as soon as possible so that your shares will be represented at the annual meeting. If you later decide to attend the annual meeting or change your vote, you may withdraw your proxy and vote in person at the annual meeting. Voting by proxy will ensure your representation at the annual meeting if you do not attend in person.

We thank you for your continued support of GTT Communications.

Very truly yours,

/s/ Richard D. Calder, Jr.
Richard D. Calder, Jr.
President and Chief Executive Officer

GTT COMMUNICATIONS, INC.

7900 Tysons One Place Suite 1450

McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 30, 2018

The Annual Meeting of Stockholders of GTT Communications, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on Wednesday, May 30, 2018, at our offices, 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102 for the following purposes:

1.	To elect nine directors to serve for a one-year term expiring at the 2019 Annual Meeting or until their successors are duly elected and qualified or their earlier resignation or removal;

2.	To vote on an advisory resolution to approve the compensation of the Company’s named executive officers;

3.	To approve, for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual, the issuance of certain shares of our common stock issuable upon the conversion of preferred stock we have issued (or will issue) to The Spruce House Partnership LP and to Acacia Partners LP and certain investment funds affiliated with Acacia Partners, L.P., conditioned upon the closing of our previously announced acquisition of Interoute Communications SARL;

4.	To approve the 2018 Stock Option and Incentive Plan;

5.	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2018;

6.	To approve and authorize any adjournments of the Annual Meeting, if necessary or appropriate, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Annual Meeting to adopt Proposal 3; and

7.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on April 2, 2018 are entitled to notice of, and to vote at, the annual meeting.

All stockholders are cordially invited to attend the meeting and vote in person. If you plan to attend the annual meeting, we request that you please provide at least two business days advance notice of your intent to attend by contacting the undersigned at (703) 442-5500. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or vote electronically at www.voteproxy.com as promptly as possible. You may vote in person at the meeting even if you have previously returned a proxy.

Sincerely,

/s/ Chris McKee
Chris McKee
General Counsel and Secretary

McLean, Virginia

April 30, 2018

GTT COMMUNICATIONS, INC.

7900 Tysons One Place Suite 1450

McLean, Virginia 22102

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The enclosed proxy is solicited on behalf of GTT Communications, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders, or the “Annual Meeting,” to be held on Wednesday, May 30, 2018 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at our offices, 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102.

These proxy solicitation materials will be first mailed on or about April 30, 2018 to all stockholders entitled to vote at the meeting.

Voting Securities and Voting Rights

Stockholders of record at the close of business on April 2, 2018, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 44,805,696 shares of our common stock. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

The presence, in person or by proxy, of the holders of a majority of our outstanding common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters. At the Annual Meeting, the ratification of the appointment of our independent registered public accounting firm (Proposal 5) is a matter considered “routine” under applicable rules, while each of our other proposals is considered “non-routine” under applicable rules. Because brokers have authority to vote at the Annual Meeting, broker votes will be counted towards establishing a quorum at the Annual Meeting.

Assuming that a quorum is present, approval of each proposal presented to the Annual Meeting will require the affirmative vote of a majority of shares of common stock present in person or by proxy at the meeting and entitled to vote on such proposal. Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the Annual Meeting and the inspector of elections will determine whether a quorum is present. The inspector of elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted toward the tabulation of the total number of votes cast and will have the same effect as negative votes, whereas broker non-votes are not counted as votes cast and will therefore have no effect on the outcome of the vote to approve each proposal presented at the Annual Meeting.

Whether or not a stockholder plans to attend the Annual Meeting, a stockholder may vote by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose or by voting electronically at www.voteproxy.com. If a stockholder attends the Annual Meeting, the stockholder may vote in person even if the stockholder had previously returned a proxy card or voted electronically.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting as directed. If a proxy is signed and returned without instructions for voting with respect to each proposal described in this proxy statement, the shares will be voted “for” each of the proposals for which no instructions are provided and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation

We will pay the cost of this proxy solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2019 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, or the “Exchange Act”, by the Securities and Exchange Commission, or the “SEC”, must be received at our principal executive offices not later than December 31, 2018, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. However, if the date of the 2019 annual meeting of stockholders is changed by more than 30 days from the first anniversary of the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2019 annual meeting of stockholders. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

If a stockholder who wishes to present a proposal fails to notify us by December 31, 2018 and such proposal is brought before the 2019 annual meeting, under the SEC’s proxy rules, the proxies solicited by management with respect to the 2019 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to GTT Communications, Inc., 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102, Attention: Corporate Secretary.

Annual Report and Other Matters

Our annual report on Form 10-K for the year ended December 31, 2017, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

The proxy statement and our annual report on Form 10-K are both available free of charge at http://www.gtt.net/investor-relations. We will provide, without charge, additional copies of our annual report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, to each stockholder of record as of the record date who requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Company’s secretary at our executive offices set forth in this proxy statement. We encourage you to vote via the Internet by following the links to the proxy statement and annual report on Form 10-K, which are both available at www.voteproxy.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by resolution of our Board of Directors. At each annual meeting of stockholders, directors will be elected for one-year terms to succeed the directors whose terms are expiring. Richard D. Calder, Jr., H. Brian Thompson, S. Joseph Bruno, Rhodric C. Hackman, Howard Janzen, Theodore B. Smith III, Nick Adamo, Elizabeth Satin and Julius Erving each have been nominated by our Board of Directors’ Nominating and Governance Committee for election or re-election for one-year terms expiring in 2019. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors recommends a vote “for” each of the nominees named herein.

Nominees for Director Standing for Election

Richard D. Calder, Jr., 54, has served as our Chief Executive Officer and Director since May 2007. Prior to joining us, from 2004 to 2006, Mr. Calder served as President & Chief Operating Officer of InPhonic, Inc., a publicly-traded online seller of wireless services and products. From 2001 to 2003, Mr. Calder served in a variety of executive roles for Broadwing Communications, including as President, Business Enterprises and Carrier Markets. From 1996 to 2001, Mr. Calder held several senior management positions with Winstar Communications, ultimately serving as President of the company’s South Division. In 1994, Mr. Calder co-founded Go Communications, a wireless communications company, and served as its Vice President of Corporate Development until 1996. Prior to co-founding Go Communications, Mr. Calder held a variety of marketing, business development, and engineering positions with MCI Communications and Tellabs. Mr. Calder received a Masters of Business Administration from Harvard Business School and received a Bachelor of Science in Electrical Engineering from Yale University. Mr. Calder’s role as our Chief Executive Officer, together with his extensive relevant industry experience, qualify him for election to the Board of Directors.

H. Brian Thompson, 79, has served as Chairman of our Board of Directors since January 2005 and as our Executive Chairman since October 2006. From January 2005 until October 2006 and from January 2007 until May 2007, Mr. Thompson also served as our Chief Executive Officer. Mr. Thompson continues to head his own private equity investment and advisory firm, Universal Telecommunications, Inc., focused on both start-up companies and consolidations taking place in the information/telecommunications business areas both domestically and internationally. From December 2002 to June 2007, he was Chairman of Comsat International, one of the largest independent telecommunications operators serving all of Latin America. He previously served as Chairman and Chief Executive Officer of Global TeleSystems Group, Inc. from March 1999 through September 2000. Mr. Thompson also served as Chairman and CEO of LCI International, Inc. from 1991 until its sale to Qwest Communications International, Inc. in June 1998. He became Vice Chairman of the Board for Qwest until his resignation in December 1998. From 1981 to 1990, Mr. Thompson served as Executive Vice President of MCI Communications Corporation. He currently serves as a member of the board of directors of Pendrell Corporation and Penske Automotive Group, Inc. Mr. Thompson served as the Co-Chairman for the Americas and is currently on the Executive Committee of the Global Information Infrastructure Commission, a multinational organization launched in Brussels in 1995 to chart the role of the private sector in the developing global information and telecommunications infrastructure. He serves as a member of the Irish Prime Minister’s Ireland-America Economic Advisory Board. Mr. Thompson received his Masters of Business Administration from Harvard’s Graduate School of Business and holds an undergraduate degree in Chemical Engineering from the University of Massachusetts. Mr. Thompson’s extensive relevant industry experience, as both an executive officer and board member of communications companies, together with his investing experience, qualify him for election to the Board of Directors.

S. Joseph Bruno, 69, has been a Director since May 2007. Mr. Bruno has served since 2004 as President and CEO of Building Hope, a private foundation that develops and finances real estate facilities for charter schools. From 2001 to 2004, Mr. Bruno served as Senior Consultant- eHealth Division of BCE Emergis, an eCommerce service provider in the health and financial services sectors, where he focused on financial reporting, mergers and acquisitions, and tax compliance. From 2000 to 2002, Mr. Bruno also served as Director, International Operations for Carey International. From 1995 to 2000, Mr. Bruno was Senior Vice President, Chief Financial Officer and Corporate Secretary of United Payors & United Providers, Inc., a publicly-traded service provider in the health care industry. From 1989 to 1995, he was a partner at Coopers & Lybrand LLP which has merged with Pricewaterhouse to form PricewaterhouseCoopers. From 1986 to 1989, Mr. Bruno served as Senior Vice President of Operations and Chief Financial Officer of Jurgovan & Blair, Inc., a health care and information technology services provider, and from 1971 to 1986, he was employed by KPMG Peat Marwick LLP, an international public accounting firm, including six years as a partner. Mr. Bruno currently serves on a number of boards in the charter school sector, including Somerset Preparatory Academy Public Charter School, the Center City Public Charter Schools, the Florida Consortium of Public Charter Schools, Idaho Charter School Network, and Friends of Choice in Urban Schools. He also chairs the Board of Medstar Georgetown University Hospital. Mr. Bruno has been a certified public accountant since 1972. Mr. Bruno received a B.A. in Finance and Accounting from the University of Maryland. Mr. Bruno’s extensive financial reporting experience, together with his managerial experience as both an executive officer and director, qualify him for election to the Board of Directors.

Rhodric C. Hackman, 70, has been a Director since January 2005 and has served as Lead Independent Director since February 2008. From January 2005 to October 2006, Mr. Hackman served as our President and Secretary. In October 1999, Mr. Hackman co-founded Mercator Capital L.L.C., a merchant and investment bank focused on communications, media and technology. Mr. Hackman has been a partner of Mercator Capital and its affiliates since formation. From 1981 to 1999 Mr. Hackman served in a corporate finance role within several investment banking firms including Kidder Peabody & Co., PricewaterhouseCoopers Securities and Hackman, Baring & Co. Mr. Hackman also served as a line officer in the US Navy where he supervised, operated and managed shipboard nuclear reactors. Mr. Hackman received a B.S. from the United States Naval Academy majoring in Applied Mathematics and an M.B.A. from Cornell University. Mr. Hackman’s extensive experience in corporate finance regarding telecommunications companies qualifies him for election to the Board of Directors.

Howard E. Janzen, 64, has been a Director since October 2006. Mr. Janzen has been the Executive Chairman of Cool Planet since December 2016, and previously served as its President and Chief Executive Officer since May 2012. Mr. Janzen was the Chief Executive Officer of One Communications, the country’s largest privately held multi-regional supplier of integrated telecommunications solutions to businesses, from March 2007 until its sale to Earthlink on April 1, 2011. From January 2004 to September 2005 he served as President of Sprint Business Solutions, the business unit serving Sprint’s global business customer base. From May 2003 to January 2004, he was President of Sprint’s Global Markets Group, a division of Sprint serving both consumer and business customers. From 1994 until October 2002, Mr. Janzen served as President and Chief Executive Officer, and Chairman from 2001 to 2002, of Williams Communications Group. Beginning in 1979, Mr. Janzen served in a number of leadership roles in Williams’ energy and natural gas pipeline businesses. Mr. Janzen currently serves as a member of the Board of Directors for Vocera Communications. Mr. Janzen also served on the board of directors of Sonus Networks. Mr. Janzen earned Bachelor of Science and Master of Science degrees in metallurgical engineering from The Colorado School of Mines and is a licensed Professional Engineer. He completed the Harvard Business School Program for Management Development. Mr. Janzen was named a Colorado School of Mines Distinguished Achievement Medalist and was inducted into the University of Tulsa, College of Engineering and Natural Sciences Hall of Fame. Mr. Janzen also serves as a member of the Board of Directors of Bye Aerospace Inc., a privately held aerospace engineering and technology company. He is the Commissioner and Chairman Emeritus of the Global Information Infrastructure Commission and also serves as a member of the Board of Directors for HeritX, Inc., the Colorado School of Mines Foundation and Denver Area Boy Scouts of America, each a non-profit organization. Mr. Janzen’s extensive relevant industry experience, as both an executive officer and board member of communications companies, qualifies him for election to the Board of Directors.

Theodore B. Smith, III, 55, has been a Director since December 2007 and currently serves as Managing Member at GHS Partners LLC, a management company that focuses on wealth enhancement through investment management, Managing Director of Canrock Ventures, an early-stage venture fund, and runs Piping Rock Advisors LLC, an investment and venture consulting business. He previously served as the Chairman and Chief Executive Officer of John Hassall, Inc., a privately held manufacturer of specialty aerospace and automotive fasteners from 2004 until 2014, when he successfully sold the business to Novaria Group, LLC. From 1997 to 2004, Mr. Smith served as President of John Hassall, Inc. and from 1989 to 1997 he served in various positions in manufacturing and sales for John Hassall, Inc. Prior to John Hassall, Inc., Mr. Smith worked at Bear Sterns in Risk Arbitrage and Institutional Equities. He earned a Bachelor of Arts degree in Economics and Art History from Colgate University and completed the Stanford Executive Program, as well as the Harvard Business School Programs for Management Development. Mr. Smith also serves on the board of the Alberleen Group, an independent investment bank and merchant banking firm; Rogers Investment Advisors K.K., a licensed Tokyo-headquartered asset management company specializing in Asian Alternative investment products; Crowdster, a peer-to-peer crowed engagement platform focused on fundraising for non-profits; and Personal Wines (Proven, Inc), a premier provider of personalized wines and Estate Wine Brokers. He is also actively involved with a number of non-profits, including the Whitney Museum’s Photography Committee, Autism Speaks and the North Shore Land Alliance. Mr. Smith’s extensive experience, as both an executive officer and director, qualifies him for election to the Board of Directors.

Nick Adamo, 54, has been a Director since February 2016. He is currently retired after having served in various capacities at Cisco Systems, Inc. since 1995, where in his last role he served as Senior Vice President of the Global Service Provider segment, an organization that oversees global sales, service delivery, and engineering for Cisco’s top service provider customers. Before that, Mr. Adamo was Senior Vice President for the Americas region of Cisco, where he managed more than 6500 employees in the United States, Canada and Latin America. Previously he was Senior Vice President for the newly formed Global Segments & Architecture team of Cisco where he played a critical role in defining and leading Cisco's strategy for aligning Cisco’s resources to deliver unique business and technology solutions. Before that, Mr. Adamo was Senior Vice President of Cisco for the service provider business globally. Mr. Adamo also is a member of the Board of Directors for Blue Danube Systems, a private company providing innovative mobile wireless access solutions that significantly and cost-effectively increase network capacity and enhance quality of service for Service Providers globally. He serves on the Board of Directors of Lookout, a San Francisco based mobile security company, providing security solutions to both private and business mobile devices. In addition, Mr. Adamo serves on the Board of Inwood House, a not-for-profit organization in the New York City Area dedicated to helping at-risk teens take charge of their lives and become healthy and self-reliant adults. Mr. Adamo holds a Bachelor of Science degree in computer engineering from Columbia University. We believe Mr. Adamo’s deep working knowledge and experience from both enterprise and service provider market segments qualifies him to serve on our Board of Directors.

Elizabeth Satin, 55, has been a Director since July 2016. Since 2009 she has served as Senior Vice President and head of Mergers & Acquisitions North America at Wolters Kluwer, a leading global information services company. Before her current position, Ms. Satin was Managing Director from 2008-2009 at Jordan Edmiston, a boutique media and communications investment bank. From 1998-2008 Ms. Satin served as Managing Director focused on the media and communications and private equity industries at Lehman Brothers, where she served in various capacities since 1989. Ms. Satin holds a Bachelor’s degree in International Relations and Semiotics from Brown University, and earned an MBA with honors in Finance from the NYU Stern School of Business. We believe Ms. Satin’s extensive industry knowledge and skills as a leader of transactions qualifies her for election to the Board of Directors.

Julius Erving, 68, will join as a Director upon his election. Internationally recognized as Dr. J, Mr. Erving currently serves as founder and managing member of Dr. J Enterprises, which manages the merchandising, media and philanthropic involvement of the Julius “Dr. J” Erving brand. Mr. Erving’s business affiliations have generated close to $2.5 billion in revenue and brand value for his partners and clients. He has served on various boards of directors, including LCI International, Converse, Darden Group, Thomas Jefferson University Hospital, Meridian Bank, Philadelphia Parks and Recreation Commission, Saks Fifth Avenue, The Sports Authority, The University of Massachusetts, Widener University and Williams Communications. Mr. Erving holds a bachelor’s degree in business management and an honorary doctorate from the University of Massachusetts, as well as honorary degrees from Temple University and Philadelphia University. We believe Mr. Erving’s 40 years of experience as a sports leader, business executive, entrepreneur and director qualifies him for election to the Board of Directors.

Information Relating to Corporate Governance and the Board of Directors

Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Our Board of Directors has adopted charters for the Audit, Compensation and Nominating and Governance Committees describing the authority and responsibilities delegated to each committee by the Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, Stock Ownership Guidelines, and a Code of Business Conduct and Ethics Policy, which includes our whistleblower guidelines. We post on our website, at www.gtt.net, the charters of our Audit, Compensation and Nominating and Governance Committees and our Corporate Governance Guidelines, Stock Ownership Guidelines and Code of Business Conduct and Ethics. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement. We intend to disclose on our website any amendments to or waivers of a provision of our Code of Business Conduct and Ethics made with respect to our directors or executive officers.

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of GTT Communications, Inc. at our executive offices c/o any specified individual director or directors at the address listed herein. Any such letters will be sent to the indicated directors.

The Audit Committee

The role of the Audit Committee is (1) to oversee the accounting and financial and reporting processes of our Company and the audits of the financial statements of our Company, (2) to provide assistance to our Board of Directors with respect to its oversight of the integrity of the financial statements of our Company, our Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of our Company’s internal audit function, and independent registered public accounting firm, and (3) to prepare the report of the Audit Committee required by the rules promulgated by the SEC to be included in the Company’s annual proxy statement or other SEC filings. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our Company’s accounting and financial reporting process and audits of the financial statements of our Company on behalf of our Board of Directors. The Audit Committee also selects the independent registered public accounting firm to conduct the annual audit of the financial statements of our Company; reviews the proposed scope of such audit; reviews accounting and financial controls of our Company with our financial accounting staff; and, unless otherwise delegated by our Board of Directors to another committee, reviews and approves transactions, if any, between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Bruno, Smith and Hackman and Ms. Satin, each of whom is an independent director of our Company under the New York Stock Exchange, or “NYSE,” Marketplace Rules and under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors previously determined that all members of the Audit Committee meet the requirements for financial literacy and that Mr. Bruno qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Bruno serves as the Chairman of the Audit Committee.

The Compensation Committee

The role of the Compensation Committee includes (1) overseeing the Company’s compensation and benefits generally and (2) determining, or recommending to our Board of Directors for determination, the compensation of our Chief Executive Officer, other executive officers and the members of the Board of Directors. This includes:

•	establishing and reviewing our overall compensation philosophy;

•	reviewing management proposals regarding compensation philosophy and compensation plans and guidelines for our Chief Executive Officer and other executive officers, and reporting its conclusions to the Board of Directors;

•	reviewing and approving the goals and objectives relevant to our Chief Executive Officer’s compensation and establishing and approving the compensation of our Chief Executive Officer;

•	annually reviewing with our Chief Executive Officer the performance and compensation of the other executive officers, and presenting its findings to the Board of Directors;

•	reviewing and approving employment, post-employment consulting, severance and change-in-control arrangements and supplemental benefits for our Chief Executive Officer and other executive officers;

•	overseeing the administration of our employee benefit plans, incentive compensation plans and equity- based plans;

•	overseeing regulatory compliance with respect to compensation matters;

•	reviewing the risk profile of the Company’s compensation policies and practices on an annual basis, and presenting its findings to the Board of Directors; and

•	reviewing and recommending to the full Board of Directors the compensation of non-employee directors.

The Compensation Committee also prepares the report of the Compensation Committee required by the rules promulgated by the SEC to be included in the Company’s annual proxy statement. In fulfilling its responsibilities, the Compensation Committee is authorized to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee or to engage outside compensation consultants and advisors.

Information regarding our Company’s processes and procedures for the consideration and determination of executive and director compensation is addressed below under the heading “Executive Compensation - Compensation Discussion and Analysis”. The Compensation Committee currently consists of Messrs. Janzen, Hackman, Smith and Adamo. Mr. Janzen serves as the Chairman of the Compensation Committee.

The Nominating and Governance Committee

The role of the Nominating and Governance Committee includes selecting, or recommending to our Board of Directors for selection, the individuals to stand for election as directors at each annual meeting of our stockholders or, if applicable, a special meeting of our stockholders, overseeing the selection and composition of committees of our Board of Directors, overseeing our management continuity planning processes, and reviewing and updating our corporate governance policies, as applicable. The Nominating and Governance Committee identifies and reviews the qualifications of new director nominees consistent with selection criteria established by our Board of Directors and recommends the slate of nominees for inclusion in our Company’s proxy statement.

The Nominating and Governance Committee’s process for selecting nominees to our Board of Directors is described in more detail below under the heading “Nominating and Governance Committee’s Process for Selecting Nominees to the Board of Directors”. The Nominating and Governance Committee is also responsible for conducting the periodic evaluation of the performance of our Board of Directors and its committees and for considering questions of independence and possible conflicts of interest of members of our Board of Directors and executive officers. The Nominating and Governance Committee currently consists of Messrs. Smith, Janzen and Bruno. Mr. Smith serves as the Chairman of the Nominating and Governance Committee.

Nominating and Governance Committee’s Process for Selecting Nominees to the Board of Directors

The Nominating and Governance Committee considers candidates for membership to our Board of Directors who are suggested by its members and other Board of Directors members, as well as by management, stockholders and other interested parties. The Nominating and Governance Committee may also retain a third-party search firm to identify candidates from time to time upon request.

Stockholders can recommend a prospective nominee for our Board of Directors by writing to our corporate secretary at our Company’s corporate headquarters setting forth, as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) a description of the capital stock of our Company owned beneficially or of record by the person and (d) any other information relating to the person that would be required to be disclosed in a proxy statement, and whatever additional supporting material the stockholder considers appropriate. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The Nominating and Governance Committee’s assessment of a nominee’s qualification for Board of Directors membership includes, among other things, the following criteria:

•	experience, background and diversity;

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	knowledge and contacts in the communities in which we conduct business and in our industry or other industries relevant to our business;

•	ability and expertise in various activities deemed appropriate by the Board of Directors; and

•	fit of a candidate’s skills, experience and personality with those of other directors in maintaining an effective, collegial and responsive Board of Directors.

The initial determination to seek a Board candidate is usually based on the need for additional Board members to fill vacancies or to expand the size of the Board of Directors, although the decision can also be based on the need for certain skill sets or qualifications, such as financial expertise. The Nominating and Governance Committee’s process for identifying and evaluating nominees for director is the same no matter who makes the recommendation.

Once the Nominating and Governance Committee has determined, in consultation with other Board members if appropriate, that additional consideration of a candidate is warranted, the Nominating and Governance Committee may, or it may request third parties to, gather additional information about the prospective candidate’s background, experience and independence. Following review of this information, if the Nominating and Governance Committee determines it is appropriate to proceed, the Nominating and Governance Committee or other members of the Board of Directors will generally interview the prospective candidate. The Nominating and Governance Committee then evaluates the prospective nominee against the standards and qualifications set forth above and such other relevant factors that the Nominating and Governance Committee or the Board of Directors deems appropriate, including the current composition of the Board and the candidate’s personal qualities, skills, characteristics and experience. To foster and maintain a diversity of viewpoints, backgrounds and experiences on the Board of Directors, the Nominating and Governance Committee evaluates the mix of personal qualities, skills, characteristics and experience of the directors and assesses the nominees and potential candidates in the context of the current composition of the Board of Directors and our requirements.

Following this evaluation, if the Nominating and Governance Committee believes that the prospective candidate is qualified for nomination, generally the Nominating and Governance Committee will make a recommendation to the full Board of Directors, and the full Board of Directors will make the final determination whether the candidate should be nominated to the Board of Directors.

Board Leadership Structure

Our Chairman of the Board of Directors position is separate from the position of Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board of Directors to lead our Board of Directors in its fundamental role of providing advice to, and oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors believes that having separate positions is the appropriate leadership structure for our Company at this time and allows each of the positions to be carried out more effectively than if one person were tasked with both the day-to-day oversight of our business as well as leadership of our Board of Directors. Our Chairman and our Chief Executive Officer work closely together to set the agenda for meetings of the Board of Directors and stockholders and to facilitate information flow between the Board of Directors and management.

Our Board of Directors has the necessary flexibility to determine whether the positions of Chairman of the Board of Directors and Chief Executive Officer should be held by the same person or by separate persons based on the leadership needs of our Company at any particular time.

Role of the Board of Directors in Risk Oversight

The Board of Directors has an active role in overseeing our risk management. In this regard, the Board of Directors regularly reviews and discusses information presented by management regarding our business and operations risks, including information and risks related to our long-term business strategy, actual and planned financial position and operational performance, industry trends and their potential impact on us, our competitive positioning, potential acquisitions and divestitures, our technology and market direction and regulatory and compliance matters, among others. The Board of Directors also reviews and approves corporate goals and budgets on an annual basis. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management, as described below. Senior management regularly reports to the Board or the appropriate committee of the Board on areas of material risk to our Company, which may include financial, legal and regulatory risks, and operational and strategic risks.

The Audit Committee oversees management of financial risks, including but not limited to accounting matters, tax positions, insurance coverage, interest rate and foreign exchange risk, and security of our Company’s cash reserves. In particular, the Audit Committee focuses on financial risk, including any risk related to our internal controls, and receives an annual risk assessment review from our Company's internal auditors. The Audit Committee discusses with management major financial risk exposures, including data security risks, and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies.

The Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices in connection with structuring our executive compensation programs and reviewing our incentive compensation programs for other employees, and in this regard the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our Company's business strategy. Our management evaluates the design of all of our incentive plans to assess whether any portion of our incentive compensation programs encourages excessive risk taking. The Compensation Committee annually reviews that evaluation and discusses with management whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on our Company. Based on the most recent annual review, we do not believe that our incentive programs are reasonably likely to have a material adverse effect on the Company.

The Nominating and Governance Committee manages risks associated with the independence and possible conflicts of interest of the Board of Directors. The Nominating and Governance Committee charter also requires the Nominating and Governance Committee to review our Company’s risk exposure relating to its functions and to provide guidance to the Board regarding its overall risk oversight responsibilities. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks by committee reports as well as periodic advice and counsel from expert advisors.

Board and Committee Meetings

Our Board of Directors held a total of 8 meetings during the fiscal year ended December 31, 2017. During the fiscal year ended December 31, 2017, the Audit Committee held a total of 6 meetings, the Compensation Committee held a total of 5 meetings and the Nominating and Governance Committee held 3 meetings. During 2017, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all Committees of our Board of Directors on which he or she was a member. Two members of our Board of Directors were present at our 2017 annual meeting.

Independence of Members of Our Board of Directors

The Nominating and Governance Committee of our Board of Directors has determined, after considering all the relevant facts and circumstances, that each of Messrs. Bruno, Hackman, Janzen, Smith, Adamo and Erving and Ms. Satin are independent directors, within the meaning of director independence within the NYSE and SEC rules, including Rule 10A-3(b)(1) under the Exchange Act. Furthermore, our Board has determined that each member of each of the committees of the Board is independent within the meaning of NYSE and SEC director independence standards.

Executive Sessions of Independent Directors

Executive sessions of independent directors are held periodically as both in-person meetings and phone calls. Executive sessions do not include non-independent directors and the Lead Independent Director is responsible for chairing the executive sessions. No Executive sessions of independent directors were held in 2017.

Stock Ownership Policy

On December 4, 2015, the Board of Directors adopted and approved our Stock Ownership Guidelines Policy, or the “Stock Ownership Policy,” which sets forth minimum stock ownership requirements applicable to our Chief Executive Officer, Chairman of the Board of Directors, non-employee directors, and the Chief Executive Officer’s direct reports. Under the Stock Ownership Policy, our Chief Executive Officer and Chairman of the Board of Directors are required to hold equity in the Company with a value that is at least equal to six-times their respective base salary. Non-employee directors are required to hold equity in the Company with a value that is at least equal to five-times their respective annual retainer and the Chief Executive Officer’s direct reports are required to hold equity in the Company with a value that is at least equal to four-times their respective base salary. For purposes of the Stock Ownership Policy, equity includes shares for which the executive or director has direct or indirect ownership, shares represented by amounts invested in a 401(k) plan or deferred compensation plan maintained by the Company or an affiliate, unvested restricted stock and restricted stock units subject to time-based vesting and shares held in the Employee Stock Purchase Plan. Unexercised stock options and unvested restricted stock and restricted stock units subject to performance-based vesting do not count as equity held for purposes of the Stock Ownership Policy until earned and vested. The Stock Ownership Policy establishes that the compliance period for reaching these guidelines is five years from the implementation of this policy, or joining the Company as an executive or becoming a member of the Board of Directors. The Stock Ownership Policy also includes certain share retention obligations that apply during an individual’s compliance period. Individuals covered by the Stock Ownership Policy must take any annual retainer or cash bonus in equity until he or she meets the equity holding requirements of the Stock Ownership Policy. The Stock Ownership Policy is available on our website at http://www.gtt.net/investor-relations/.

DIRECTOR COMPENSATION

Overview of Director Compensation

In 2017, we compensated the non-employee members of our Board of Directors through a mixture of cash and equity-based compensation. Each non-employee director was granted a restricted stock award valued at $175,000 (based on the share price as of the grant date) and was paid an annual retainer of $50,000, which was paid in four equal installments at the end of each calendar quarter during which the non-employee director served as a member of our Board of Directors. The chairperson of each of our Audit Committee, Compensation Committee and Nominating and Governance Committee and the chairperson of our ad hoc advisory committee each received an additional annual retainer of $25,000, $15,000, $10,000, and $10,000, respectively, paid in four equal installments at the end of each applicable calendar quarter. Further, each director that served as a member of our Audit Committee, Compensation Committee, Nominating and Governance Committee and ad hoc advisory committee (other than the chairperson of each such committee) received an additional annual retainer of $5,000, $4,000, $3,000, and $3,000, respectively, also paid in four equal installments at the end of each applicable calendar quarter. For the fiscal year ended December 31, 2017 Messrs. Hackman, Smith and Adamo and Ms. Satin participated in and Mr. Hackman served as Chairman of the ad hoc advisory committee. We reimbursed our directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors.

All retainers were paid in cash, stock or a mixture of cash and stock, at each director’s election.

2017 Director Compensation Table

The following table presents information regarding the compensation earned by or paid to our non-employee directors in the year ended December 31, 2017. Mr. Thompson, the Chairman of our Board of Directors, and Mr. Calder, our Chief Executive Officer and President, each serve on our Board of Directors but did not receive compensation for their service as directors during 2017. The compensation paid to Mr. Thompson and Mr. Calder as employees during the year ended December 31, 2017 is set forth in the “Summary Compensation Table” in the “Executive Compensation” Section.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards in Lieu of Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Nick Adamo(3)	-	57,000	175,000	232,000
S. Joseph Bruno(3)	36,750	36,750	175,000	248,500
Rhodric C. Hackman(3)	68,000	-	175,000	243,000
Howard E. Janzen(3)	-	66,000	175,000	241,000
Elizabeth Satin(3)	8,000	50,000	175,000	233,000
Theodore B. Smith, III(3)	12,500	55,500	175,000	243,000

(1)	Non-employee members of the Board of Directors’ retainers were paid in cash, stock or a mixture of cash and stock, at each director’s election. For stock awarded in lieu of cash, the stock award is issued on the last day of the quarter and is fully vested upon grant. These amounts are shown in the columns captioned “Fees Earned or Paid in Cash” and “Stock Awards in Lieu of Cash”.
(2)	Amount reflects the aggregate grant date fair value of stock awards, computed in accordance with FASB ASC Topic 718. See Note 11 of the “Notes to Consolidated Financial Statements — Share-Based Compensation” in our Annual Report on Form 10-K for the year ending December 31, 2017 for a discussion of assumptions made in determining the value of our stock awards. On July 1, 2017 each non-employee member of the Board of Directors received a stock award of 5,530 restricted shares that vests in its entirety on June 30, 2018, subject to the applicable director’s continued service through such date.
(3)	As of December 31, 2017, this director held 5,530 unvested shares of restricted stock.

Compensation Committee Interlocks and Insider Participation

During 2017, Messrs. Janzen, Hackman, Smith and Adamo served as members of the Compensation Committee. Mr. Hackman served as President and Secretary of the Company during the period from January 2005 until October 2006. No other member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

REPORT WITH RESPECT TO THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The firm of CohnReznick LLP, an independent registered public accounting firm, has audited the consolidated financial statements of our Company for the fiscal years ended December 31, 2017 and 2016, respectively. We anticipate that representatives of CohnReznick LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions. Our Company anticipates that CohnReznick LLP will provide assistance during 2018 with respect to review of our Company’s quarterly filings with the SEC.

The aggregate fees billed to our Company by CohnReznick LLP for the fiscal years ended December 31, 2017 and 2016 are as follows:

	2017	2016
Audit Fees(1)	$869,178	730,425
Audit Related Fees(2)	92,500	19,500
Non-audit Related Fees(3)	112,000	13,000
Total	$1,073,678	762,925

(1)	Audit Fees consist of fees incurred for the audits of our annual financial statements and the review of our interim financial statements included in our quarterly reports on Form 10-Q for the first three quarters of each fiscal year.
(2)	Audit-Related Fess consist of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.”
(3)	Non-audit related fees consist of fees incurred for comfort letters and other agreed upon procedures related to debt issuances.

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accounting firm. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent registered public accounting firm.

Our Audit Committee requires that our independent registered public accounting firm, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided. 100% of the services provided to us by CohnReznick LLP for Audit Fees and Audit Related Fees, as shown in the table above, were approved by the Audit Committee in accordance with this pre-approval policy and procedure.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our Company’s accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of our Company’s independent auditor. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of our Company’s internal controls procedures.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed our Company’s financial statements for the years ended December 31, 2017 and 2016 and our Company’s Sarbanes-Oxley compliance plan with our Company’s management. The Audit Committee also reviewed with CohnReznick LLP, our Company’s independent registered public accounting firm, the results of their audit. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. This discussion included, among other things, the quality of our Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in our Company’s financial statements, including the disclosures related to critical accounting policies and practices used by our Company. The Audit Committee has reviewed permitted services under the rules of the SEC as currently in effect and discussed with CohnReznick LLP their independence from management and our Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board in Rule 3526 Communication with Audit Committees, and has considered and discussed the compatibility of non-audit services provided by CohnReznick LLP with that firm’s independence. In addition, the Audit Committee discussed the rules of the SEC that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in our Company’s annual report on Form 10-K for the year ended December 31, 2017.

Respectfully submitted by the Audit Committee,

Joseph Bruno, Chair
Rhodric C. Hackman
Theodore B. Smith, III
Elizabeth Satin

MANAGEMENT

The following paragraphs provide information as of the date of this proxy statement about our current executive officers.

H. Brian Thompson, the Chairman of our Board of Directors, and Richard D. Calder, Jr., our Chief Executive Officer and President, also serve on our Board of Directors and their biographical information can be found above under the heading “Nominees for Director Standing for Election”. The biographical information for our other named executive officers is set forth below.

Michael Sicoli, 47, is our Chief Financial Officer, leading our global finance group, including financial operations, external reporting, investor relations, and all banking and advisory relationships, as well as our human resources and SMB division. Mr. Sicoli joined our Company in April 2015. Prior to joining us, and since April 2013, Mr. Sicoli served as principal of MTS Advisors, LLC, a consulting and advisory services firm he founded. From August 2010 until its sale to Lightower Fiber Networks in April 2013, he served as chief executive officer of Sidera Networks, a privately owned provider of tailored, high capacity communications services to large enterprise, carrier and data center customers. Prior to joining Sidera Networks, Mr. Sicoli served as the Chief Financial Officer of RCN Corporation, a publicly-traded competitive broadband service provider, from 2005 until its sale to a private equity firm in August 2010. Mr. Sicoli also served as a director of Lumos Networks, a fiber-based bandwidth infrastructure and service provider in the Mid-Atlantic region prior to its sale in 2017. Mr. Sicoli holds a Bachelor of Arts in Economics from The College of William and Mary and an MBA from The University of Virginia, Darden Graduate School of Business Administration.

Chris McKee, 49, is our General Counsel and Executive Vice President, Corporate Development and corporate secretary for the Board of Directors. Mr. McKee has held this position since he joined us in April 2008. Mr. McKee is responsible for all of the company’s corporate legal requirements and supplier management. Mr. McKee also oversees the development of strategic business opportunities for our Company, including all merger and acquisition activities. Mr. McKee has over 20 years of broad legal experience in the telecommunications industry. Prior to joining us, he served as general counsel for StarVox Communications where he was responsible for the company’s legal department, mergers and acquisitions, employment law, litigation, and legal support for the sales teams. Mr. McKee also formerly served as vice president and assistant general counsel for Covad Communications where he headed Covad’s Washington, DC office and directed the federal and state regulatory compliance and advocacy efforts for the company. Mr. McKee previously worked for XO Communications, Net2000 Communications and was in private practice in Washington, DC as an associate at Dickstein Shapiro and Cooley LLP. Mr. McKee also serves as a director of Cool Technologies (OTCQB: WARM), which is developing heat dispersion technologies for use in various product platforms worldwide. Mr. McKee received a Bachelor of Arts from Colby College and a law degree from Syracuse University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section describes the Company’s executive compensation program as it relates to our “named executive officers” for the year ended December 31, 2017. Our named executive officers for 2017 were as follows:

•	H. Brian Thompson - Executive Chairman of the Board of Directors

•	Richard D. Calder, Jr. - Chief Executive Officer and President

•	Chris McKee - General Counsel and Executive Vice President, Corporate Development

•	Michael Sicoli - Chief Financial Officer

Executive Summary

The Company focuses on the cloud networking service industry and 2017 was a successful year for the Company. During 2017, our management team accomplished many performance goals. We successfully:

•	increased revenue to $827.9 million, a 57.0% increase over 2016,

•	increased Adjusted EBITDA (described below) to $221.7 million, a 77.2% increase over 2016,

•	increased net installations (described below) to $6.1 million on a monthly recurring basis, a 60.5% increase over 2016, and

•	increased the value of our stock to $46.95 as of December 29, 2017, a 63% increase over year-end 2016.

These accomplishments demonstrate a substantial effort and achievement by our management and establish the basis for the total compensation our Compensation Committee approved for 2017. In addition, the goals established for 2017 were based in part on the continued momentum of our management in driving growth.

We operate in a highly competitive and challenging environment. Accordingly, we have designed our compensation and benefits program and philosophy to attract, retain and motivate talented, qualified and committed executive officers who share our philosophy and desire to work toward our goals. To support these compensation objectives, we strive to provide a competitive total compensation package to our executive officers that we believe:

•	links executive compensation to the achievement of both near-term corporate targets and long-term business objectives and strategies,

•	aligns the interests of our executive officers with those of our stockholders and supports the strategic direction of our business,

•	reflects the level of accountability and future potential of each executive and the achievement of outstanding individual results,

•	includes a substantial portion of compensation that is “performance-based”,

•	provides our executives with total compensation opportunities that are competitive for comparable positions at companies with whom we compete for talent, and

•	reflects internal pay equity.

The primary elements of our compensation program consist of base salary, annual cash incentive compensation and long-term equity incentive compensation. We aim to establish base salaries that are competitive with those of executives employed by similar firms. We also ensure that a significant portion of executive compensation is earned through the annual cash incentive compensation and long-term equity incentive compensation. The value of incentive compensation is largely based on our financial performance and is intended to motivate employees by aligning their interests with those of our stockholders, thereby giving them a stake in our growth and encouraging the continuance of their service with us. Given our relative size and the fast growth we have experienced, we have determined to take a relatively simple approach to compensating our named executive officers.

Our executives are also eligible to participate in benefit plans that are generally available on the same terms to our U.S.-based employees, including medical, dental, vision, group life and accidental death and dismemberment insurance, short- and long-term disability insurance and our 401(k) savings plan. We do not currently provide any additional perquisites to our executive officers. We have entered into employment agreements with certain of our named executive officers that provide for severance and change in control benefits. The employment agreements with our named executive officers are described below under the heading “Employment Arrangements with our Named Executive Officers”.

Our compensation program is designed to reward both individual performance and the performance of our Company as a whole. We strongly believe in rewarding achievement of quantifiable corporate goals, and this emanates from our belief that sustained strong financial performance is an effective means of delivering long-term stockholder value.

Compensation Best Practices

Our compensation programs are meant to attract, motivate and retain executive talent. The following highlights what we do and what we don’t do (have never done or discontinued) within our executive compensation program:

What We Do:

•	Pay for Performance - A significant portion of our total compensation opportunity is based on performance.

•	Compensation Risk Assessment - We mitigate undue compensation risk, including utilizing caps on potential payments and multiple financial performance metrics for our incentives plans, as well as robust Board and Board Committee processes to identify and manage risk.

•	No Perquisites - We provide no perquisites to our executives.

•	Share Ownership Guidelines - We have stringent share ownership guidelines and we review compliance annually.

•	Independent Compensation Consultant - The Committee works with a compensation consulting firm that fully meets the stringent independence requirements under the Dodd-Frank Act.

What We Don’t Do:

•	No Tax Gross-Ups - We do not provide for excise tax “gross-ups” in our change-in-control severance agreements and we do not provide tax reimbursement or tax “gross-ups” on any perquisites.

•	No Stock Option Repricing - We do not reprice underwater stock options or stock appreciation rights.

•	Pension Plans – We do not provide our executives with any benefits beyond what is offered to all employees.

Setting Executive Compensation

The Compensation Committee, which is comprised exclusively of independent directors, has general responsibility for executive compensation and benefits, including cash incentive compensation and equity-based plans. Specific salary and cash incentive levels, as well as the amount and timing of equity grants, are determined on a case-by-case basis and reflect our overall compensation objectives, as our desire to retain and motivate our employees manifests itself in how compensation is allocated to our named executive officers. When setting the overall amount of executive compensation, and the mix of pay elements that make up executive compensation, our Compensation Committee considers many factors including our overall Company financial and operating performance, the performance of the individual executive, internal pay parity across our executive officers, compensation paid to officers in comparable positions at similarly situated companies, the alignment of interests of our executive officers and our stockholders and our ability to attract and retain qualified and committed individuals.

Consideration of 2017 Advisory Vote on Executive Compensation

In 2017, we asked our stockholders, through an advisory vote, to approve the compensation of our named executive officers for the 2016 fiscal year. The 2017 advisory vote received strong support from stockholders, garnering the approval of 97% of the votes cast on the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. As part of ongoing efforts to be responsive to the concerns of our investors regarding our executive compensation programs and to reward outstanding operational and financial performance, the Compensation Committee will, in consultation with its independent compensation consultant, continue to consider changes to our compensation programs as appropriate in response to input from stockholders and evolving factors such as the business environment and competition for talent.

Role of the Compensation Committee

As discussed above under the heading “Information Relating to Corporate Governance and the Board of Directors - The Compensation Committee”, the Compensation Committee is responsible for all compensation decisions related to all of the Company’s executive officers.

During the first quarter of each year, the Compensation Committee (1) determines any adjustments to base salaries, with any adjustment typically effective in January, (2) sets corporate performance metrics applicable to our short term incentive and/or long term incentive programs for the new fiscal year, (3) grants long term incentive awards and (4) establishes compensation goals and maximum payment levels under our short term incentive program for the new fiscal year, in each case, for each named executive officer. The annual compensation process also includes the Committee’s evaluation of the Company’s performance against the performance metrics set for the just-concluded fiscal year and also evaluates each executive officer’s performance and, on this basis, determines amounts payable or earned, as applicable, in respect of the fiscal year under our short term incentive and long term incentive programs.

In determining the appropriate compensation levels for our Chief Executive Officer, the Compensation Committee meets in executive session with the Executive Chairman, outside the presence of all other executive officers. In determining compensation levels of all our other executive officers, the Compensation Committee meets in executive session with our Chief Executive Officer, outside the presence of all other executive officers. Our Chief Executive Officer annually reviews the performance of each of our other named executive officers with the Compensation Committee.

Role of the Compensation Consultant

The Compensation Committee has retained Pearl Meyer & Partners, or “Pearl Meyer” as its independent compensation consultant. Pearl Meyer reports directly to the Compensation Committee and does not provide any services to the Company other than those requested by the Chairperson of the Compensation Committee or his or her designee. Pearl Meyer provides the Compensation Committee with advice on a broad range of executive compensation matters. The scope of their services includes the following:

•	apprising the Committee of compensation-related trends and developments in the marketplace,

•	informing the Committee of regulatory developments relating to executive compensation practices,

•	assessing the composition of the peer companies used for comparative purposes,

•	providing the Committee with an assessment of the market competitiveness of the Company’s executive compensation opportunities and programs,

•	identifying any potential changes to the executive compensation program to maintain market competitiveness and ensure consistency with business strategies, good governance practices and alignment with shareholder interests, and

•	reviewing the proxy statement and the Compensation Discussion and Analysis included in the proxy statement.

During fiscal 2017, Pearl Meyer attended meetings of the Compensation Committee as requested.

The Compensation Committee requires that its compensation consultants be independent. The Compensation Committee has assessed the independence of Pearl Meyer pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Compensation Committee.

The Role of Competitive Compensation Market Data

The Compensation Committee, in consultation with management and outside advisors, considers multiple data sources when reviewing compensation information to ensure that the data reflects compensation practices of relevant companies in terms of size, industry and geographic location. Among other factors, management considers the following information in connection with its recommendations to the Compensation Committee regarding compensation for our named executive officers:

•	data from salary and equity compensation surveys that include companies of a similar size, based on market capitalization, revenues and other factors, and

•	data regarding compensation for certain executive officer positions from recent proxy statements and other SEC filings of peer companies, which include direct industry competitors, and non-industry companies with which the Company commonly competes for executive talent.

The Compensation Committee also undertakes an annual review of the potential peer group in order to ensure that the comparisons are relevant and appropriate for compensation purposes, while recognizing that it is in a dynamic competitive market and that the comparative factors constantly evolve. As part of its review of the peer group in 2017, the Compensation Committee considered the Company’s rapid growth over the past several years in revenue, adjusted EBITDA, market capitalization, enterprise value and other criteria. As a result of these factors, the 2017 peer group was revised to provide a more relevant comparison based on the similarity of companies in size and operational complexity. In 2017, based on input from Pearl Meyer, the Compensation Committee approved the following peer group of companies for 2017 for purposes of providing comparative data on the base salary, cash incentive compensation, equity compensation and total direct compensation of our executive officers:

Bottomline Technologies (de), Inc.	j2 Global, Inc.	Synchronoss Technologies, Inc.
Cogent Communications Holdings, Inc.	Mitel Networks Corp.	Vonage Holdings Corp.
Earthlink Holdings Corp.	Perficient Inc.	Zayo Group Holdings Inc.
Endurance Int’l Group Holdings, Inc.	RingCentral, Inc.

In order to obtain information about competitive pay levels, Pearl Meyer conducted a review of our total compensation program for the executive officers, and Pearl Meyer provided feedback to management and the Compensation Committee regarding the competitiveness and reasonableness of such compensation structure.

The Compensation Committee considers competitive market compensation but does not adhere to a firm target percentile within the compensation market data or otherwise rely solely on such data when making compensation decisions for our named executive officers. The Compensation Committee strives to incorporate flexibility into our executive compensation program and the assessment process to respond to and adjust for the evolving business environment and the value delivered by our named executive officers.

Pay Elements

Our compensation program consists of the following pay elements to our executive officers in varying combinations to accomplish our compensation objectives:

•	base salary,

•	annual cash incentive compensation,

•	annual equity-based compensation (e.g., time- and performance-based restricted stock grants),

•	longer-term performance awards of equity-based compensation (e.g., restricted stock/unit grants) tied to specific strategic, long-term business and financial goals,

•	certain employee benefits, and

•	employment agreements that provide for severance and change of control protection.

In addition, we do not currently offer any perquisites or similar benefits to our executive officers, except for employee benefits made available to all of our employees generally on the same basis. We currently maintain three equity compensation plans, the 2015 Stock Option and Incentive Plan, or the “2015 Plan,” the 2011 Employee, Director and Consultant Stock Plan, or the “2011 Plan,” and the 2006 Employee, Director and Consultant Stock Plan, as amended, or the “2006 Plan.” We are proposing the adoption of the 2018 Stock Option and Incentive Plan. We refer to these plans collectively as the “Equity Incentive Plans.”

We set each executive’s base salary at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a level of contribution to our overall business goals. We utilize annual cash incentive compensation to reward achievement of corporate and individual performance goals and to reward performance achievements within the past fiscal year. We utilize annual awards of equity-based compensation and awards tied to the achievement of strategic business and financial goals of our Company, in each case subject to both time-based and performance-based vesting, under our Equity Incentive Plans to provide long-term rewards for Company performance achievements, which we believe encourages performance over the longer term and aligns executives’ interest with those of our stockholders. For our named executive officers, other than Mr. Thompson who does not participate in our incentive programs, the equity compensation portion of total annual target compensation is higher than the cash compensation.

The Compensation Committee, from time to time, may also grant longer-term performance equity awards (as described below under the heading “Longer-Term Performance-Based Equity Award Opportunities”) tied to strategic financial goals, which may or may not be attained, outside of the regular annual grant practice. These longer-term performance-based awards have a four to five year performance period in which to achieve the performance requirements. These awards are also taken into account when the Compensation Committee approves annual grants each year to the executive officers. We believe that our allocation of compensation between base salary and incentive compensation, between cash and equity and between short term and long term incentives (shown in the graphs below) are appropriate to achieve the objectives of our compensation program.

Base Salary

Base salary is intended to compensate an executive for the basic market value of his or her position and the responsibilities of that position relative to other positions in our Company. We annually review the base salaries of our named executive officers, and their respective responsibilities, performance and experience. Our Chief Executive Officer will recommend annual base salaries with respect to the other executives to the Compensation Committee, but the Compensation Committee has ultimate responsibility for approving the base salaries of all of our executive officers. Additionally, we adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

The following table shows the base salary of each named executive officer for 2016 and 2017 and the percentage increase for 2017.

Name	2016 Base Salary ($)	Percentage Increase (%)	2017 Base Salary
H. Brian Thompson	225,000	11%	250,000
Richard D. Calder, Jr.	495,000	6%	525,000
Chris McKee	340,000	3%	350,000
Michael T. Sicoli	340,000	3%	350,000

Annual Incentives (Cash Incentive Payments)

We provide an annual cash incentive opportunity to all of our executive officers, except for Mr. Thompson. Cash incentive payments are based upon an evaluation of both our Company’s performance and the performance of the individual executive. Both Company and individual performance is measured based on the achievement of quantifiable performance objectives established by the Compensation Committee at the beginning of our fiscal year. We believe linking cash incentive payments to both Company and individual performance motivates executives to focus on our annual revenue growth, profitability, cash flow and liquidity, which we believe will improve stockholder value over time.

Generally, if the threshold performance level for all performance goals is achieved, 56% of the target award will be earned; if target performance level for all performance goals is achieved, 100% of the target award will be earned; and if maximum performance level for all performance goals is achieved, 180% of the target award will be earned. If the threshold performance level for only one performance goal is achieved and the threshold performance is not achieved for any of the other performance goals, less than 56% of the target award will be earned based on the weighting allocated to that specific performance goal. For any performance between these levels, awards will be interpolated.

For 2017, the threshold, target and maximum bonus award opportunities for each of our executive officers, as a percentage of base salary earned during the fiscal year, are set forth in the table below. These target bonus amounts were set at levels the Compensation Committee determined were appropriate to achieve our business plan.

2017 Annual Cash Incentive Award Opportunity Ranges

Name	Threshold Payout Opportunity as Percent of Salary (56%)	Target Payout Opportunity as a Percent of Salary (100%)	Maximum Payout Opportunity as a Percent of Salary (180%)
Richard D. Calder Jr.	56	100	180
Chris McKee	40	71	128
Michael T. Sicoli	37	66	119

The following table summarizes the 2017 performance measures, associated weightings and goals for each of the executive officers under the plan, including actual performance achievement. As discussed previously, the payout opportunity ranges from 56% of the target incentive opportunity for achieving threshold level of performance to 180% of the target incentive opportunity for achieving maximum level of performance.

Annual Cash Goals	Weighting	Threshold ($) (in millions)	Target ($) (in millions)	Maximum ($) (in millions)	2017 Actual Performance Achievement ($) (in millions)	% Achieved
Adjusted EBITDA	50%	206.9	224.9	281.1	221.7	100.0
Revenue	20%	731.7	770.2	847.2	827.9	101.9
Net Installations	20%	3.9	7.8	11.7	6.1	78.6
Personal Performance Objectives	10%	Determined on an individual basis for each executive

EBITDA is an acronym for Earnings Before Interest, Tax, Depreciation and Amortization. Adjusted EBITDA is a financial metric commonly used in the industry in which we operate, and we describe how it is calculated from our financial statements in our Annual Report on Form 10-K under the heading “Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)”. The Compensation Committee selected Adjusted EBITDA and revenue as elements of the target cash incentive because they are consistent with how peers and investors evaluate performance. Net installations is a good measure of organic growth and is calculated as total installations less total customer churn. We included net installations as a component of the cash incentive program to provide an incentive for our management team to continue to expand our business through organic growth and to maximize customer retention.

Our achievement of the performance metrics set forth above resulted in a cash incentive payment for the corporate components equal to 99.5% of the target amounts in aggregate, and the following annual cash incentive payments were made to the executive officers for performance in 2017 pursuant to our plan. The Compensation Committee determined the level of achievement by each of our executive officers for their personal performance objectives was largely achieved resulting in a payment equal to 95.0% of the target amount.

Name	Target Bonus Award Opportunity (as a % of salary)	2017 Target Award Opportunity ($)	2017 Actual Incentive Payment (% of Target Award Opportunity)	2017 Actual Incentive Payment ($)
Richard D. Calder, Jr.	100%	525,000	99.1%	520,013
Chris McKee	71%	250,000	99.1%	247,625
Michael T. Sicoli	66%	230,000	99.1%	227,815

Equity-Based Compensation

We utilize different instruments to deliver equity-based compensation on an annual basis to our executive officers. The mix of long-term incentive instruments is determined annually by the Committee, and for 2017 were restricted stock awards and the longer-term performance-based restricted stock award.

In setting the equity awards for 2017, the Compensation Committee considered (1) the mix of cash and equity compensation, (2) the mix of base salary and incentive compensation (both annual cash incentives and long- term equity incentives), (3) the impact of the 2017 salary increases and related cash incentive payments described above and (4) the November 2015 longer-term performance restricted stock award described later in this section. Based on the Company’s compensation objectives and a review of the practices of the companies in our peer group and other market information, the Compensation Committee determined that the size of the equity award and the allocation of compensation between cash and equity and between salary and incentive compensation were appropriate.

Restricted Stock Awards. Each year, the Committee determines a fixed dollar value of the restricted stock award for each executive. The Committee evaluates competitive levels of equity for comparable positions in the market, based on data provided by the Committee’s independent compensation consultant. The Committee then determines a final fixed dollar value for each of our executive officers. Restricted stock awards generally vest over 4 years with 25% vesting on the first anniversary of the grant date and in equal installments over the following three years subject to continued employment with the Company.

The following table shows the restricted stock grants made to the named executive officers in 2017.

	Restricted Stock Awards
Name	Grant Date	Shares	Value ($)	Total Annual Equity Value Granted ($)
H. Brian Thompson(1)	7/1/2017	11,059	350,017	350,017
Richard D. Calder, Jr.	2/20/2017	52,724	1,528,996	1,528,996
Chris McKee	2/20/2017	35,149	1,019,321	1,019,321
Michael T. Sicoli	2/20/2017	25,308	733,932	733,932

(1)	The award to Mr. Thompson was made in his capacity as the Executive Chairman of our Board of Directors. This amount represents two times the value of the annual equity award made to the non-employee members of the Board of Directors. This awards vests in full on June 30, 2018, subject to his continued service with the Company.

Longer-Term Performance-Based Equity Awards. Our Company has granted multi-year performance-based awards as a component of long-term incentive compensation since 2011. The Committee believes that multi-year performance-based awards provide a challenging incentive of very significantly growing the Company revenue and adjusted EBITDA. These performance-based restricted stock awards are settled in shares of stock that vest in either 1 or 2 years following the achievement of the performance objectives. The longer-term performance-based awards are designed to reward sustainable, profitable growth consistent with our strategic plan.

Our longer-term performance-based awards have a four-year or five-year performance period in which to achieve the specific financial objectives and the Company may achieve the performance objectives earlier in the five-year performance period. If the Company does not achieve the financial performance objectives during the four or five-year performance period, the portion of the award not reached is forfeited.

2015 Longer-Term Performance-Based Restricted Stock Award. In November 2015, the Company established new financial performance objectives to achieve $1.0 billion in revenue and $250 million in Adjusted EBITDA, challenging the Company to more than double in size in the next 5 years. These extraordinary performance objectives were set to help bring the company to its next growth stage after meeting its stated financial objectives of $400 million in revenue and $100 million in Adjusted EBITDA in the prior performance plan.

The following outlines the specific financial objectives for the 2015 longer-term performance-based award for our named executive officers who were then serving as executive officers (other than Mr. Thompson). The performance period for this grant is five years. Specifically, these grants will be earned and vested as follows:

•	25% of the shares will begin vesting if the Company achieves $700 million in annualized revenue within five years from the grant date and then will vest from and after the date of such achievement in eight equal quarterly installments over the two year period following such achievement;

•	25% of the shares will begin vesting if the Company achieves $1 billion in annualized revenue within five years from the grant date and then will vest from and after the date of such achievement in four equal quarterly installments over the one year period following such achievement;

•	25% of the shares will begin vesting if the Company achieves $168 million in annualized Adjusted EBITDA within five years from the grant date and then will vest from and after the date of such achievement in eight equal quarterly installments over the two year period following such achievement; and

•	25% of the shares will begin vesting if the Company achieves $250 million in annualized Adjusted EBITDA within five years from the grant date and then will vest from and after the date of such achievement in four equal quarterly installments the one year period following such achievement.

During the vesting period of the performance grants, vesting would continue only if the achievement of previous targets is maintained. If any performance metric is not achieved within five years of the grant date, the shares tied to that performance metric will be forfeited. Three of the four performance objectives have already been met and the fourth performance objective is within reach.

The following table outlines the 2015 longer-term performance-based restricted stock award opportunity at target as well as 1/5 of the target value. Since the longer-term performance-based award is an end-to-end award, our Compensation Committee takes 1/5 of the total target award value into consideration when determining the value of the regular annual grant of restricted shares during this performance period. The table below also shows the amount of the award earned by each of our named executive officers upon the achievement at target of all of the performance awards. These earned awards will continue to vest quarterly over the next 1 or 2 years.

Name	2015 Longer-Term Performance Equity Award Value & Earned Amount Value ($)	1/5 of the Longer-Term Performance Equity Award Opportunity ($)
Richard D. Calder, Jr.	3,842,000	768,400
Chris McKee	2,401,250	480,250
Michael T. Sicoli	2,401,250	480,250

2017 Longer-Term Performance-Based Restricted Stock Award. In November 2017, the Company announced that it was within reach of achieving its previously longer-term performance-based plan established in 2015. In connection with this announcement, the Company then established its next financial objectives of achieving $2.0 billion of revenue and $550 million of Adjusted EBITDA, another doubling of the company’s revenues and adjusted EBITDA. These challenging objectives were set to help bring the company to its next growth stage after it met its stated financial objectives of $1.0 billion in revenue and $250 million in Adjusted EBITDA. The 2017 longer-term plan has a four year performance period instead of five years as used in the previous 2015 objectives.

The following outlines the specific financial objectives for the 2017 longer-term performance-based award for our named executive officers who were then serving as executive officers (other than Mr. Thompson). The performance period for this grant is four years. Specifically, these grants will be earned and vested as follows:

•	25% of the shares will begin vesting if the Company achieves $1.5 billion in annualized revenue within four years from the grant date and then will vest from and after the date of such achievement in eight equal quarterly installments over the two year period following such achievement;

•	25% of the shares will begin vesting if the Company achieves $2 billion in annualized revenue within four years from the grant date and then will vest from and after the date of such achievement in four equal quarterly installments over the one year period following such achievement;

•	25% of the shares will begin vesting if the Company achieves $400 million in annualized Adjusted EBITDA within four years from the grant date and then will vest from and after the date of such achievement in eight equal quarterly installments over the two year period following such achievement; and

•	25% of the shares will begin vesting if the Company achieves $550 million in annualized Adjusted EBITDA within four years from the grant date and then will vest from and after the date of such achievement in four equal quarterly installments the one year period following such achievement.

During the vesting period of the performance grants, vesting would continue only if the achievement of previous targets is maintained. If any performance metric is not achieved within four years of the grant date, the shares tied to that performance metric will be forfeited.

The following table outlines the 2017 longer-term performance-based restricted stock award opportunity at target as well as 1/4 of the target value. Since the longer-term performance-based award is an end-to-end award, our Compensation Committee is now taking at least 1/4 of the total target award value (given that the performance period for this award is four years) into consideration when determining the value of the regular annual grant of restricted shares during this performance period. The table below also shows the amount of the award earned by each of our named executive officers upon the achievement at target of all of the performance awards. These earned awards will continue to vest quarterly over the next 1 or 2 years depending upon when achieved.

Name	2017 Longer-Term Performance Equity Award Value ($)	1/4 of the Longer-Term Performance Equity Award Opportunity ($)
Richard D. Calder, Jr.	5,656,000	1,414,000
Chris McKee	3,535,000	883,750
Michael T. Sicoli	3,535,000	883,750

We believe our grants of equity and performance shares have aligned the interests of our executives with those of the stockholders and contributed to the above market performance of the Company’s stock price as demonstrated below.

The following performance graph compares the relative changes in the cumulative total return of our common stock for the period from December 31, 2012 to December 31, 2017, against the cumulative total return for the same period of (1) The Standard & Poor's (S&P) 500 Index, (2) The Standard & Poor's (S&P) Telecom Select Industry Index, and (3) NASDAQ Telecommunications Index. The comparison below assumes $100 was invested on December 31, 2012 in each of our common stock, the S&P 500 Index, the S&P Telecom Select Industry Index, and NASDAQ Telecommunications Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Index Value (U.S. Dollars)
2,000
1,500
1,000
500
0
Dec-12
Dec-13
Dec-14
Dec-15
Dec-16
Dec-17
S&P 500 ® Index
S&P Telecom Select Industry Index
NASDAQ Telecommunications Index
GTT Communications, Inc.

*	$100 invested on 12/31/12 in stock or index. Fiscal year ending December 31.

Copyright © 2018, S&P Dow Jones Indices LLC, a division of S&P Global. All rights reserved.

Executive Perquisites and Benefits

We believe that it is appropriate to offer comprehensive and affordable health and welfare benefits to all full-time employees and their eligible family members. Executive officers are eligible to participate in our benefits programs on the same basis as all other full-time employees. We believe that a retirement program that assists executive officers in preparing for retirement is essential to attract and retain talent, and we provide to our full-time employees in the U.S. the opportunity to participate in a 401(k) plan with a matching contribution equal to 50% of the employee’s contribution which vests over five years. We do not provide perquisites to our named executive officers.

Employment Agreements

We believe that the protection of executives in the event of an involuntary termination or a change of control allows executives to focus on managing the business on a day-to-day basis. The employment agreements between us and certain of our named executive officers contain terms and conditions relating to payments, accelerated vesting of equity awards, and continuation of health benefits in the event of the severance of employment with us or upon our change of control. The specific terms and conditions relating to severance payments and accelerated vesting of equity awards for Mr. Calder, Mr. McKee and Mr. Sicoli were amended in May 2017 and are summarized and quantified below under the heading “Potential Payments Upon Termination or Change of Control”. No other new employment agreements with our named executive officers were entered into during 2017.

Tax and Accounting Considerations

We have not provided or agreed to provide any of our executive officers or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Internal Revenue Code of 1986 or the “Code”. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant stockholder interests could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A.

Section 162(m) of the Code imposes a $1 million cap on the federal income tax deduction for compensation paid to our Chief Executive Officer and to certain other highly compensated officers during any fiscal year unless the compensation is “performance-based” under Section 162(m). Qualified performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential effects of Section 162(m) and consider whether to structure the performance-based portion of our executive compensation to comply with exemptions under Section 162(m), so that the compensation remains tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions under Section 162(m) when it believes that such payments are appropriate to attract, motivate and retain executive talent and are in our best interest and those of our stockholders.

On a go forward basis, the recently enacted “Tax Cuts and Jobs Act” eliminates the performance-based exception under Code Section 162(m), effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers (including stock options) in excess of $1 million will not be deductible unless it qualifies for transition relief that applies to compensation paid under binding contracts that were in effect as of November 2, 2017 and are not subsequently materially modified. Covered executive officers now include anyone who has ever been CEO, CFO or one of the three highest paid named executive officers in any fiscal year beginning after December 31, 2016 and such individuals will remain covered so long as they receive any compensation from the Company. Because of the lack of regulatory and other guidance pertaining to the future interpretation of Code Section 162(m) and the new transition rule, no assurance can be given that compensation intended to qualify for Code Section 162(m)’s performance-based exception will qualify. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with business needs. We will continue to evaluate the impact of the elimination of the performance-based exception and the impact of the transition rule on our current and future compensation programs. The Compensation Committee may award compensation in the future that is not fully deductible under Code Section 162(m) if the Compensation Committee believes that such compensation packages will best attract, retain, and award successful executives and contribute to achievement of business objectives.

2017 CEO Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to disclose the annual total compensation of our median employee (excluding our CEO), the annual total compensation of our principal executive officer, President and CEO Mr. Richard Calder, and the ratio of these two amounts.

The Company selected December 31, 2017, the last day of our most recently-completed fiscal year, as the date upon which the median employee was identified. As of this date the Company employed 1,297 employees globally. The Company included all of our full-time employees, part-time employees and interns, excluding the CEO, in our analysis to identify the median employee. The Company did not elect to make any exclusions as permitted under the SEC rules.

A consistently applied compensation measure was used to identify the median employee based on the sum of base pay/regular wages, overtime, target bonus, commissions and equity grant date fair value. The Company elected to include target bonus payments and equity awards given the broad participation rates in these programs across the employee population. Annualized salary rates for full-time employees and hourly pay rates and actual hours worked were used as reasonable estimates of salary/wages.

Using the compiled data, the Company determined that the 2017 annual total compensation of our median employee as of December 31, 2017, excluding the CEO, was $73,414. Mr. Calder’s total Summary Compensation Table compensation for 2017 was $8,242,009. The ratio of these amounts was 112:1.

The CEO’s total Summary Compensation Table compensation for 2017 includes the longer-term performance-based restricted stock award that must be achieved within a four year period of time before realizing any value to the award in the next few years. Another performance-based award like this will not be granted to the CEO until these performance objectives are in reach, therefore the Company’s pay ratio will likely be lower in the coming years. Without the CEO’s longer-term performance-based restricted stock award in 2017, the CEO’s total Summary Compensation Table compensation for 2017 would have been $2,586,009 and the Company’s ratio would have been 35:1.

2017 Summary Compensation Table

The following table sets forth information regarding compensation earned or accrued during the fiscal years set forth below to each of our named executive officers:

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation(3) ($)	Total ($)
H. Brian Thompson,	2017	250,000	350,017	—	—	—	600,017
Executive Chairman	2016	225,000	250,002	—	—	—	475,002
	2015	187,500	150,023	—	—	—	337,523
Richard D. Calder, Jr.,	2017	525,000	7,184,996	—	520,013	12,000	8,242,009
Chief Executive Officer	2016	495,000	756,242	165,659	512,321	12,000	1,941,222
and President	2015	450,000	4,632,410	279,750	658,350	12,000	6,032,510
Chris McKee,	2017	350,000	4,554,321	—	247,625	9,000	5,160,946
General Counsel, Executive	2016	340,000	359,214	78,687	218,398	9,000	1,005,299
Vice President and Secretary	2015	310,000	2,756,937	125,885	277,970	9,000	3,479,792
Michael Sicoli,	2017	350,000	4,268,932	—	227,815	9,000	4,855,747
Chief Financial Officer	2016	340,000	359,214	78,687	216,298	9,000	1,003,199
	2015(4)	223,160	3,509,450	170,095	207,053	5,813	4,115,570

(1)	Amount reflects the aggregate grant date fair value of stock and option awards, computed in accordance with FASB ASC Topic 718. See Note 11 of the “Notes to Consolidated Financial Statements — Share-Based Compensation” in our Annual Report on Form 10-K for the year ending December 31, 2017 for a discussion of assumptions made in determining the value of our stock and option awards. For the November 2017 longer-term performance based awards the value is based on the probable outcome of the performance conditions as anticipated during the 4 year performance period.
(2)	Represents annual cash incentive compensation under our annual cash incentive programs for the years indicated. See “Annual Incentives (Cash Incentive Payments)” above for additional details on payments made under the 2017 annual cash incentive program.
(3)	Represents employer contributions to our 401(k) plan paid on behalf of the executives, which are provided on a non-discriminatory basis to all U.S. employees.
(4)	Mr. Sicoli joined the Company on April 13, 2015. His annualized base salary for 2015 was $310,000.

Material terms of the employment agreements with our named executive officers are described below under the heading “Employment Agreements with Executive Officers”.

2017 Grants of Plan-Based Awards

The following table presents information on plan-based awards for the fiscal year ended December 31, 2017 to our named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards(2) ($)
H. Brian Thompson	7/1/2017(3)	—	—	—	11,059	—		350,017
Richard D. Calder, Jr.	2/20/2017(3)	294,000	525,000	945,000	52,724	—	—	1,528,996
	10/30/2017(4)	—	—	—	160,000(5)	—		5,656,000
Chris McKee	2/20/2017(3)	140,000	250,000	450,000	35,149	—	—	1,019,321
	10/30/2017(4)	—	—	—	100,000(5)	—		3,535,000
Michael T. Sicoli	2/20/2017(3)	128,800	230,000	414,000	25,308	—	—	733,932
	10/30/2017(4)	—	—	—	100,000(5)	—		3,535,000

(1)	The amounts shown in the threshold, target and maximum columns reflect the threshold, target and maximum amounts potentially payable under our 2017 Annual Incentive Plan, respectively, assuming the performance objectives and other conditions were achieved at specified levels.
(2)	Amount reflects the aggregate grant date fair value of stock awards, computed in accordance with FASB ASC Topic 718. See Note 11 of the “Notes to Consolidated Financial Statements — Share-Based Compensation” in our Annual Report on Form 10-K for the year ending December 31, 2017 for a discussion of assumptions made in determining the value of our stock awards.
(3)	Reflects the grant date of the annual restricted stock awards granted in 2017.
(4)	Reflects the grant date of the longer-term performance-based restricted stock awards in 2017.
(5)	Estimated future target payout under November 2017 longer-term performance-based restricted stock plan award.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table sets forth certain information concerning the number of outstanding equity awards held by our named executive officers as of December 31, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (1) ($)
H. Brian Thompson	—	—	—	—	11,059	519,220(2)	--	--
Richard D. Calder, Jr.	53,490	4,058 (3)	$12.75	3/5/24	2,356	110,614(7)	150,000(14)	7,042,500
	17,423	12,516 (4)	$18.19	4/9/25	16,295	765,050(8)	160,000(15)	7,512,000
	9,079	15,872 (5)	$13.40	2/16/26	31,745	1,490,428(9)
					52,724	2,475,392(10)

Chris McKee	-	2,020(3)	$12.75	3/5/24	1,169	54,885(7)	93,748(14)	4,401,469
	-	5,633(4)	$18.19	4/9/25	7,333	344,284(8)	100,000(15)	4,695,000
	-	7,540(5)	$13.40	2/16/26	15,078	707,912(9)
					35,149	1,650,246(10)

Michael T. Sicoli	12,499	7,501(6)	$18.47	4/13/25	7,500	352,125(11)	93,748(14)	4,401,469
	5,862	7,540(5)	$13.40	2/16/26	15,078	707,912(12)	100,000(15)	4,695,000
					25,308	1,188,211(13)

(1)	The value of equity awards is based on the closing price of our stock on the NYSE on December 29, 2017, the last trading day of the year, which was $46.95.
(2)	This restricted stock award vests in full on June 30, 2018.
(3)	This stock option vests quarterly in equal installments through March 5, 2018.
(4)	This stock option vests quarterly in equal installments through April 9, 2019.
(5)	This stock option vests quarterly in equal installments through February 16, 2020.
(6)	This stock option vests quarterly in equal installments through April 13, 2019.
(7)	This restricted stock award vests quarterly in equal installments through March 5, 2018.
(8)	This restricted stock award vests quarterly in equal installments through April 9, 2019.
(9)	This restricted stock award vests quarterly in equal installments through February 16, 2020.
(10)	This restricted stock award vests quarterly in equal installments through February 20, 2021.
(11)	This restricted stock award vests quarterly in equal installments through April 13, 2019.
(12)	This restricted stock award vests quarterly in equal installments through February 16, 2020.
(13)	This restricted stock award vests quarterly in equal installments through February 20, 2021.
(14)	This longer-term performance-based restricted stock award vests as follows: (i) 25% of the shares will begin vesting if the Company achieves $700 million in annualized revenue within five years from the grant date and will continue to vest in eight equal quarterly installments over two years; (ii) 25% of the shares will begin vesting if the Company achieves $1 billion in annualized revenue within five years from the grant date and will vest in in four equal quarterly installments over one year; (iii) 25% of the shares will begin vesting if the Company achieves $168 million in annualized adjusted EBITDA within five years from the grant date and will continue to vest in eight equal quarterly installments over two years; and (iv) 25% of the shares will begin vesting if the Company achieves $250 million in annualized adjusted EBITDA within five years from the grant date and will continue to vest in four equal quarterly installments over one years. During the vesting period of the performance grants, vesting would continue only if the achievement of previous targets is maintained. If any performance metric is not achieved within five years of the grant date, the shares tied to that performance metric will be forfeited.
(15)	This longer-term performance-based restricted stock award vests as follows: (i) 25% of the shares will begin vesting if the Company achieves $1.5 billion in annualized revenue within four years from the grant date and will continue to vest in eight equal quarterly installments over two years; (ii) 25% of the shares will begin vesting if the Company achieves $2 billion in annualized revenue within four years from the grant date and will vest in in four equal quarterly installments over one year; (iii) 25% of the shares will begin vesting if the Company achieves $400 million in annualized adjusted EBITDA within four years from the grant date and will continue to vest in eight equal quarterly installments over two years; and (iv) 25% of the shares will begin vesting if the Company achieves $550 million in annualized adjusted EBITDA within four years from the grant date and will continue to vest in four equal quarterly installments over one years. During the vesting period of the performance grants, vesting would continue only if the achievement of previous targets is maintained. If any performance metric is not achieved within four years of the grant date, the shares tied to that performance metric will be forfeited.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2017

The following table outlines any stock options that were exercised and any restricted stock or restricted stock units that vested for our named executive officers during the fiscal year ended December 31, 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
H. Brian Thompson	—	—	13,899	439,587
Richard D. Calder, Jr.	18,409	404,079	115,354	3,605,573
Chris McKee	69,527	1,085,042	64,856	2,033,061
Michael T. Sicoli	—	—	62,981	1,994,560

(1)	The value realized on exercise of an option award is based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the option.
(2)	The value realized on vesting of restricted stock awards is based on the fair market value of our common stock on the trading date immediately preceding the date of vesting.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Employment Arrangements with our Named Executive Officers

H. Brian Thompson. In October 2006, we entered into an “at-will” employment agreement with Mr. Thompson to serve as our Executive Chairman. Mr. Thompson currently receives an annual base salary, which is subject to annual review and potential increase by our Compensation Committee. Mr. Thompson is also eligible to participate in the Company’s employee benefit plans in a manner consistent with full-time employees of the Company.

Richard D. Calder, Jr. In May 2007, we entered into an employment agreement with Mr. Calder to serve as our Chief Executive Officer and President, which was amended in July 2008, September 2011 and May 2017. Mr. Calder currently receives an annual base salary, which is subject to annual review and potential increase by our Compensation Committee, and is eligible to receive an annual incentive plan award, based on criteria established by our Compensation Committee. Mr. Calder is also eligible to participate in the Company's employee benefit plans in a manner consistent with other employees of the Company.

In the event that Mr. Calder’s employment terminates due to his disability, he is entitled to continuation of his health benefits for twelve months following termination. In the event the Company terminates Mr. Calder’s employment without cause or he terminates his employment for good reason (each as defined in his employment agreement), he is entitled to (i) continuation of his base salary and health benefits for eighteen months following the termination of his employment; (ii) a pro-rata bonus through the effective date of termination; (iii) 100% of the target annual bonus for the eighteen month period after the date of termination; and (iv) accelerated vesting of 100% of all outstanding equity awards held by Mr. Calder upon termination. In addition, the employment agreement provides that all unvested equity awards held by Mr. Calder will immediately accelerate and vest upon a change in control (as defined in the employment agreement).

Mr. Calder’s employment agreement contains non-competition and non-solicitation restrictions that apply during the term of Mr. Calder’s employment and for one year thereafter.

Chris McKee. In April 2008, we entered into an employment agreement with Mr. McKee to serve as our General Counsel, which was amended in September 2011 and May 2017. Mr. McKee currently receives an annual base salary, which is subject to annual review and potential increase by our Compensation Committee, and is eligible to receive an annual incentive plan award, based on criteria established by our Compensation Committee. Mr. McKee is also eligible to participate in the Company’s employee benefit plans in a manner consistent with other employees of the Company.

In the event that Mr. McKee’s employment terminates due to his disability, he is entitled to continuation of his health benefits for twelve months following termination. In the event the Company terminates Mr. McKee’s employment without cause or he terminates his employment for good reason (each as defined in his employment agreement), he is entitled to (i) continuation of his base salary and health benefits for twelve months following the termination of his employment; (ii) a pro-rata bonus through the effective date of termination; and (iii) 100% of the target annual bonus for the twelve month period after the date of termination. In addition, the employment agreement provides that all unvested equity awards held by Mr. McKee will immediately accelerate and vest upon a change in control (as defined in the employment agreement).

Mr. McKee’s employment agreement contains non-competition and non-solicitation restrictions that apply during the term of Mr. McKee’s employment and for one year thereafter.

Michael T. Sicoli. In April 2015, we entered into an employment agreement with Mr. Sicoli to serve as our Chief Financial Officer, which was amended in May 2017. Mr. Sicoli currently receives an annual base salary, which is subject to annual review and potential increase by our Compensation Committee, and is eligible to receive an annual incentive plan award, based on criteria established by our Compensation Committee. Mr. Sicoli is also eligible to participate in the Company’s employee benefit plans in a manner consistent with other employees of the Company.

In the event that Mr. Sicoli’s employment terminates due to his disability, he is entitled to continuation of his health benefits for twelve months following termination. In the event the Company terminates Mr. Sicoli’s employment without cause or he terminates his employment for good reason (each as defined in his employment agreement), he is entitled to (i) continuation of his base salary and health benefits for twelve months following the termination of his employment; (ii) a pro-rata bonus through the effective date of termination; and (iii) 100% of the target annual bonus for the twelve month period after the date of termination. In addition, the employment agreement provides that all unvested equity awards held by Mr. Sicoli will immediately accelerate and vest upon a change in control (as defined in the employment agreement).

Mr. Sicoli’s employment agreement contains non-competition and non-solicitation restrictions that apply during the term of Mr. Sicoli’s employment and for one year thereafter.

Potential Payments Upon a Termination or Change in Control

Richard D. Calder, Jr. The following table describes the potential payments and benefits to which Mr. Calder would have been entitled upon the happening of the following events on December 31, 2017: (1) termination of Mr. Calder’s employment due to disability, (2) termination of Mr. Calder’s employment by us without cause or (3) by Mr. Calder for good reason, and a change of control of the Company. Mr. Calder is not entitled to any payments upon any other kind of termination of his employment.

Event	Continuation of Salary ($)	Continuation of Bonus ($)	Payment of 2017 Bonus ($)	Continuation of Health Benefits (1) ($)	Long-Term Incentives (2) ($)	Total ($)
Termination of employment due to disability	—	—	—	20,482	—	20,482
Termination of employment by us without “cause” or by Mr. Calder for “good reason”	787,500	787,500	525,000(3)	30,723	22,853,195	24,983,918
“Change of control” of GTT	—	—	—	—	22,853,195	22,853,195

(1)	These amounts are based on 2017 premium rates.
(2)	Represents the value derived from accelerated vesting of restricted stock and stock options based on the closing stock price on December 29, 2017, the last trading day of the year, which was $46.95.
(3)	Assumes pro-rata bonus paid for the full year.

 Chris McKee. The following table describes the potential payments and benefits to which Mr. McKee would have been entitled upon the happening of the following events on December 31, 2017: (1) termination of Mr. McKee’s employment due to disability, (2) termination of Mr. McKee’s employment by us without cause or by Mr. McKee for good reason, and (3) a change of control of the Company. Mr. McKee is not entitled to any payment upon any other kind of termination of his employment.

Event	Continuation of Salary ($)	Continuation of Bonus ($)	Payment of 2017 Bonus ($)	Continuation of Health Benefits (1) ($)	Long-Term Incentives (2) ($)	Total ($)
Termination of employment due to disability	—	—	—	20,482	—	20,482
Termination of employment by us without “cause” or by Mr. McKee for “good reason”	350,000	250,000	250,000(3)	20,482	—	870,482
“Change of control” of GTT	—	—	—	—	12,120,913	12,120,913

(1)	These amounts are based on 2017 premium rates.
(2)	Represents the value derived from accelerated vesting of restricted stock and stock options based on the closing stock price on December 29, 2017, the last trading day of the year, which was $46.95.
(3)	Assumes pro-rata bonus paid for the full year.

Michael T. Sicoli. The following table describes the potential payments and benefits to which Mr. Sicoli would have been entitled upon the happening of the following events on December 31, 2017: (1) termination of Mr. Sicoli’s employment due to disability, (2) termination of Mr. Sicoli’s employment by us without cause or by Mr. Sicoli for good reason, and (3) a change of control of the Company. Mr. Sicoli is not entitled to any payments upon any other kind of termination of employment.

Event	Continuation of Salary ($)	Continuation of Bonus ($)	Payment of 2017 Bonus ($)	Continuation of Health Benefits (1) ($)	Long-Term Incentives (2) ($)	Total ($)
Termination of employment due to disability	—	—	—	20,482	—	20,482
Termination of employment by us without “cause” or by Mr. Sicoli for “good reason”	350,000	230,000	230,000(3)	20,482	—	830,482
“Change of control” of GTT	—	—	—	—	11,959,413	11,959,413

(1)	These amounts are based on 2017 premium rates.
(2)	Represents the value derived from accelerated vesting of restricted stock and stock options based on the closing stock price on December 29, 2017, the last trading day of the year, which was $46.95.
(3)	Assumes pro-rata bonus paid for the full year.

We anticipate that we will enter into a separation and release agreement with executives upon the termination of the executive’s employment by us without cause or by the executive for good reason.

Related Person Transactions

Other than the compensation agreements and other arrangements described under “Compensation Discussion and Analysis” in this proxy statement, during 2017, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, had or will have a direct or indirect material interest. We have adopted a written policy, described in more detail below, that requires all future transactions between us and any such person to be approved in advance by our Audit Committee.

Procedures for Approval of Related Person Transactions

Our policy for the review and approval of transactions between us and related persons is set forth in the charter of our Audit Committee. Pursuant to the charter of our Audit Committee, it is the responsibility of our Audit Committee, unless specifically delegated by our Board of Directors to another committee of the Board of Directors, to review and approve all transactions or arrangements to which we were or will be a participant, in which the amount involved exceeded or will exceed $120,000, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Additionally, it is the responsibility of our Audit Committee, unless specifically delegated by our Board of Directors to another committee of the Board of Directors, to review and make recommendations to the Board of Directors, or approve, any contracts or other transactions with current or former executive officers of our Company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by us. In the course of its review of a related party transaction, the Audit Committee will consider: the benefits to the Company; the effect on a director's independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; the terms available to unrelated third parties or to employees generally; and any other matters the Audit Committee deems appropriate.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2017 with respect to compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by stockholders (1)	687,963(2)	12.40	762,169(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	687,963(2)	12.40	762,169(3)

(1)	These plans include the 2015 Plan, the 2011 Plan, the 2006 Plan and the 2016 Employee Stock Purchase Plan.
(2)	Excludes purchase rights available under the 2016 Employee Stock Purchase Plan.
(3)	As of December 31, 2017, 368,406 shares of common stock were available for issuance under the 2015 Plan, the 2011 Plan, the 2006 Plan, and 393,763 shares of common stock were available for issuance under the 2016 Employee Stock Purchase Plan.

COMPENSATION COMMITTEE REPORT

The information contained in this compensation committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that GTT Communications, Inc. specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The Compensation Committee has reviewed the compensation discussion and analysis required by Item 402 of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the compensation discussion and analysis set forth above be included in this proxy statement.

Respectfully submitted by the Compensation Committee,

Howard Janzen, Chair
Theodore B. Smith, III
Rhodric Hackman
Nick Adamo

OTHER INFORMATION

Beneficial Ownership of Principal Stockholders, Directors, and Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock on April 2, 2018, by (1) each current director, director nominee and named executive officer of our Company, (2) all current directors, director nominees and named executive officers of our Company as a group, and (3) each person known by us to own more than 5% of our common stock.

Percentage of beneficial ownership is calculated based on 44,805,696 shares of common stock outstanding as of April 2, 2018. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after April 2, 2018, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Unless otherwise indicated, the principal address of each of the executive officers and directors below is c/o GTT Communications, Inc., 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102.

Name	Number of Shares Beneficially Owned	% of Outstanding Shares
Richard D. Calder, Jr. (1)	1,712,507	3.82%
Chris McKee (2)	480,341	1.07%
Michael T. Sicoli (3)	314,201	0.70%
H. Brian Thompson(4)	6,807,575	15.18%
S. Joseph Bruno	107,847	0.24%
Rhodric C. Hackman (5)	175,939	0.39%
Howard Janzen	241,929	0.54%
Theodore B. Smith, III	412,144	0.92%
Nick Adamo	42,565	0.09%
Elizabeth Satin	23,234	0.05%
All executive officers and directors as a group	10,318,282	23.01%

Other 5% Stockholders:
Spruce House Investment Management LLC(6)	4,000,000	8.92%
BAMCO, Inc.(7)	2,500,000	5.57%

(1)	Includes 90,446 shares issuable upon exercise of options that are presently exercisable or that will be exercisable within 60 days of the record date.
(2)	Includes 3,441 shares issuable upon exercise of options that are presently exercisable or that will be exercisable within 60 days of the record date.
(3)	Includes 22,537 shares issuable upon exercise of options that are presently exercisable or that will be exercisable within 60 days of the record date.

(4)	Includes 6,190,171 shares of common stock owned by Universal Telecommunications, Inc. Mr. Thompson is the Chief Executive Officer and majority shareholder of Universal Telecommunications, Inc. The shares of Universal Telecommunications, Inc. not held by Mr. Thompson are owned by members of his family.
(5)	Includes 170,409 shares of common stock owned by the Hackman Family Trust. Mr. Hackman and his spouse are the trustees of the Hackman Family Trust, the beneficiaries of which are members of the Hackman family.
(6)	Represents shares beneficially owned by Spruce House Investment Management LLC, Spruce House Capital LLC, The Spruce House Partnership LP, Zachary Sternberg and Benjamin Stein (collectively “Spruce House”). Spruce House has shared voting power with respect to 4,000,000 shares, shared dispositive power with respect to 4,000,000 shares and has no sole voting or dispositive power. The information with respect to Spruce House is based solely on the Schedule 13G filed with the SEC on November 13, 2017. The address for Spruce House is 435 Hudson Street, 8th Floor, New York, NY 10014.
(7)	Represents shares beneficially owned by Baron Capital Group, Inc., BAMCO, Inc., Ronald Baron and Baron Small Cap Fund (collectively “BAMCO”). BAMCO has shared voting power with respect to 2,500,000 shares, shared dispositive power with respect to 2,500,000 shares and has no sole voting or dispositive power. The information with respect to BAMCO is based solely on the Schedule 13G filed with the SEC on February 14, 2018. The address for BAMCO is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish our Company with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2017, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

Incorporated By Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in those sections shall not be deemed “filed” with the SEC, or subject to Regulations 14A or 14C, or to the liabilities of Section 18 of the Exchange Act.

Recommendation of our Board of Directors

The Board of Directors recommends a vote “for” each of the nominees named herein.

PROPOSAL 2

ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED

EXECUTIVE OFFICERS

SEC rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. We have currently elected to hold this advisory vote on executive compensation on an annual basis.

For the reasons stated below, we are requesting your approval of the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, compensation tables and narrative discussion is hereby APPROVED.”

The compensation of our named executive officers and our compensation philosophy policies are described in the Compensation Discussion and Analysis and the accompanying tables (including all footnotes) and narrative, beginning on page 16 of this proxy statement, which we urge you to review.

The Compensation Committee designs our compensation policies for our named executive officers to create executive compensation arrangements that are linked both to the creation of long-term growth, stockholder value and companywide performance, are competitive with peer companies of similar complexity and encourage stock ownership by our senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2017, the Compensation Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the designed objectives of driving superior business and financial performance, attracting, retaining and motivating our people, aligning our executives and stockholders’ long-term interests, focusing on the long-term and creating balanced program elements that encourage aligned, sustainable performance.

Neither the approval nor the disapproval of this resolution will be binding on us, the Board of Directors or the Compensation Committee or will be construed as overruling a decision by us, the Board of Directors or the Compensation Committee. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us, the Board of Directors or the Compensation Committee. However, the Compensation Committee values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

Vote Required

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this Proposal is required for the approval of this Proposal.

Recommendation of our Board of Directors

The Board of Directors recommends a vote ‘for’ the non-binding advisory resolution relating to the compensation of our named executive officers.

PROPOSAL 3

APPROVAL OF THE ISSUANCE OF COMMON STOCK

UPON CONVERSION OF SERIES A PREFERRED STOCK

Background

On February 22, 2018, we entered into Securities Purchase Agreements with each of (1) The Spruce House Partnership LP (“Spruce House”) and (2) Acacia Partners, L.P. and certain affiliated funds (collectively “Acacia”), pursuant to which Spruce House and Acacia agreed to purchase an aggregate $250.0 million of our Series A Convertible Participating Preferred Stock (the “Preferred Stock”) at, and conditioned upon, the closing of our previously announced acquisition of Interoute Communications SARL (“Interoute”). The Preferred Stock is convertible into our common stock based upon a formula described in the Securities Purchase Agreements and summarized below; provided, however, conversion of the Preferred Stock into common stock is restricted, as described below, unless and until our stockholders approve the conversion. The Preferred Stock has certain rights and preferences superior to our common stock, and if our stockholders approve the conversion of the Preferred Stock then all of the Preferred Stock will automatically convert into common stock upon such approval.

NYSE Stockholder Approval Requirement

Our common stock is listed on the NYSE, and as a result we are subject to NYSE listing requirements. Section 312.03 of the NYSE Listed Company Manual (“NYSE Rule 312”) requires, in relevant part, stockholder approval prior to the issuance of common stock in any transaction or series of related transactions (1) to a director, officer or substantial security holder of our Company (each a “Related Party”) if the number of shares of common stock to be issued equals or exceeds 1% of the number of shares of common stock outstanding prior to the issuance or (2) if the number of shares to be issued equals or exceeds 20% of the number of shares of common stock outstanding prior to the issuance.

Immediately prior to entering into its Securities Purchase Agreement, Spruce House owned 4.0 million shares of our common stock, which represented approximately 9.0% of our common stock then outstanding. Based on the foregoing, Spruce House is a Related Party for purposes of NYSE Rule 312. The Preferred Stock to be purchased by Spruce House would be convertible into 3,835,636 shares of common stock absent any restrictions on conversion, which would exceed the 1% threshold. Accordingly, to ensure compliance with NYSE Rule 312, the terms of the Preferred Stock provide that unless our stockholders consent to the conversion of the Preferred Stock, the Preferred Stock of Spruce House cannot be converted for more than 445,521 shares of our common stock (being the 1% limitation).

The Preferred Stock to be purchased by Acacia would be convertible into 1,805,005 shares of common stock absent any restrictions on conversion. The number of shares of common stock issuable to Spruce House and Acacia, when combined with another private sale of 3,948,449 shares of our common stock that we believe would be integrated with the Preferred Stock for purposes of applying NYSE Rule 312, would exceed the 20% threshold of NYSE Rule 312. Due to the limitation on the number of shares of common stock Spruce House can obtain on conversion of its Preferred Stock, as described in the preceding paragraph, we do not expect the 20% threshold to apply to the conversion by Acacia of its Preferred Stock. To ensure compliance with NYSE Rule 312, however, the terms of the Preferred Stock provide that unless our stockholders consent to the conversion of the Preferred Stock, the Preferred Stock of Acacia or Spruce House cannot be converted to the extent such conversion would not be permitted under NYSE Rule 312 (including as a result of exceeding the 20% threshold described above).

The terms of the Preferred Stock provide that all of the Preferred Stock will automatically convert into common stock upon approval of such conversion by our stockholders (or upon issuance of the Preferred Stock if such approval is obtained before the Preferred Stock is issued), without the need for any further action by the holders of the Preferred Stock. In addition, the terms of the Preferred Stock provide that if our stockholders do not approve such conversion, then on November 14, 2018 all of the Preferred Stock held by Acacia will automatically convert into common stock at such time, subject to such conversion being permitted by NYSE Rule 312. The Preferred Stock held by Spruce House and any shares of Preferred Stock that cannot be converted by Acacia on such date would remain outstanding until such time as our stockholders consent to such conversion or such shares of Preferred Stock are subsequently converted by Acacia or Spruce House to the extent permitted by NYSE Rule 312.

Our Board was aware of NYSE Rule 312, the ownership interest of Spruce House and the total number of shares proposed to be issued and our Board considered these factors, among other matters, in approving the offering of Preferred Stock and the common stock. The purpose of this Proposal 3 is to approve the issuance to Spruce House and, to the extent required under NYSE Rule 312, Acacia of our common stock upon conversion of the Preferred Stock above the 1% and 20% thresholds established by NYSE Rule 312.

Summary of the Preferred Stock

In negotiating the terms of the Securities Purchase Agreements, our preference was to have both Spruce House and Acacia invest directly into our common stock. However, because the proceeds will be applied to pay the purchase price for Interoute, and we were under obligations of confidentiality with respect to the Interoute transaction at the time we were negotiating the Securities Purchase Agreements, among other reasons, it was not feasible to obtain a stockholder vote approving the issue under NYSE Rule 312 prior to entering into the Securities Purchase Agreements. Accordingly, to balance our need for binding commitments from Spruce House and Acacia to purchase the full $250.0 million of securities contemplated by the Securities Purchase Agreements and the need of Spruce House and Acacia to protect their interests if our stockholders do not approve this Proposal 3, we agreed to issue the Preferred Stock and to grant to the Preferred Stock a liquidation preference over our common stock, dividends and certain other rights and preferences. However, we were also able to negotiate that the Preferred Stock will convert automatically into common stock upon stockholder approval of the conversion (or upon issuance of the Preferred Stock, if we obtain such approval prior to the issuance of the Preferred Stock), and, accordingly, upon such approval and conversion the preferences granted to the Preferred Stock will cease to apply.

A summary of the terms of the Preferred Stock follows:

•	Voting Rights. The Preferred Stock will not have voting rights, except the Preferred Stock will have certain class voting rights related to matters that would adversely affect the Preferred Stock, including, among other things, the declaration or payment of any dividends with respect to our common stock or any redemption of our common stock, subject to limited exceptions.

•	Liquidation Preference. The Preferred Stock will have a liquidation preference over our common stock equal to the purchase price per share paid for the Preferred Stock plus any accrued dividends.

•	Preferred Dividends. The Preferred Stock will not accrue dividends through November 14, 2018, and thereafter will accrue dividends at the rate of 10% per annum, compounding quarterly. All dividends will be “paid-in-kind” rather than in cash and will increase the liquidation preference of the Preferred Stock, as described above. The dividend rate would increase to 13% per annum upon certain failures of our Company to fulfill its obligations to the holders of the Preferred Stock.

•	Participating Dividends. The Preferred Stock will participate ratably in any dividends made in respect of our common stock, calculated as if the Preferred Stock were fully converted into common stock at the relevant time without giving effect to any restrictions on conversion (including the 1% and 20% thresholds established by NYSE Rule 312 described above).

•	Conversion Terms. The Preferred Stock will be convertible into that number of shares of common stock determined by dividing the liquidation preference of each share of Preferred Stock by the conversion price. Initially, the conversion price is $44.3212 per share, representing the volume weighted average price per share of the common stock on the NYSE for the 30 trading days preceding February 21, 2018, which was the valuation date for purposes of the Securities Purchase Agreements. The conversion price of the Preferred Stock, however, will be reduced in the event we sell any common stock prior to the closing of the Interoute acquisition at a price per share lower than $44.3212 (subject to certain exceptions), in which case the conversion price will be adjusted to match the lower price. The conversion price will also be subject to customary anti-dilution adjustments.

•	Timing of Conversion. If our stockholders approve this Proposal 3, the Preferred Stock will automatically convert into common stock immediately after such approval or, if later, immediately after issuance. If our stockholders do not approve this Proposal 3, then on November 14, 2018 all of the Preferred Stock held by Acacia will convert into common stock at such time, subject to such conversion being permitted by NYSE Rule 312. The remainder of the Preferred Stock will remain outstanding and will convert immediately after stockholder approval of the conversion at a subsequent meeting of stockholders. In the absence of stockholder approval of this Proposal 3, the Preferred Stock will also be convertible at the option of the holder following the first anniversary of the issuance of the Preferred Stock to the extent permitted by NYSE Rule 312.

•	Payment Upon Change in Control. Upon a change in control of our Company, the holder of a share of Preferred Stock can elect to be paid the greater of (1) the liquidation preference per share of the Preferred Stock or (2) the amount that would be paid with respect to those shares of common stock into which such share of Preferred Stock would be converted immediately prior to the change in control if there were no restriction on conversion.

•	Registration Rights for Sale of Common Stock. The Preferred Stock and the common stock issuable upon conversion of the Preferred Stock will be restricted securities under the Securities Act and will be issued in reliance on the exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act. Pursuant to an Investor Rights Agreement to be entered into among the Company, Spruce House and Acacia on the issue date (the “Investor Rights Agreement”), the holders of the Series A Preferred Stock will be entitled to certain registration rights with respect to the common stock underlying their Series A Preferred Stock.

For more complete information regarding the Preferred Stock and the terms of the Preferred Stock and the Investor Rights Agreement, please see the Current Report on Form 8-K filed by the Company on February 29, 2018.

Consequences if Stockholders Do Not Approve this Proposal

In the event that Company stockholders do not approve this Proposal 3, the number of shares of common stock deliverable to Spruce House upon conversion of its Preferred Stock will be limited to less than 1% of the shares outstanding immediately prior to date of the Securities Purchase Agreements. In addition, the number of shares of common stock deliverable to Acacia upon conversion of its Preferred Stock, when considered in the aggregate with the common stock to be issued to Spruce House upon conversion of its Preferred Stock and other issuances of common stock we believe would be integrated with the Preferred Stock for purposes of NYSE Rule 312, will be limited to less than 20% of the shares outstanding immediately prior to the date of the Securities Purchase Agreements.

If there is no adjustment to the conversion price, we expect that after November 14, 2018 the Preferred Stock held by Spruce House, convertible into at least 3,835,636 shares of common stock, would remain outstanding in accordance with its terms. For so long as the Preferred Stock remains outstanding:

•	we will be required to pay dividends on the Preferred Stock from and after November 15, 2018 at an annual rate equal to 10%, which means that both the liquidation preference of the Preferred Stock and the number of shares of common stock issuable upon conversion of the Preferred Stock would also increase at the rate of 10% per annum;

•	without the approval of the holders of a majority of the Preferred Stock, we will not be permitted to take certain actions, including declaring or paying dividends or making distributions with respect to, or redeeming or repurchasing, any of our junior securities (including our common stock) or parity securities, subject to limited exceptions;

•	if the holders of a majority of the Preferred Stock do permit us to declare and pay any dividends or make any distributions on our common stock, the holders of the Preferred Stock will be entitled to participate in each such dividend and distribution to the same extent as if they had converted their Preferred Stock into common stock at the relevant time;

•	each share of Preferred Stock will retain a senior liquidation preference over shares of our common stock in connection with any liquidation of our company and, accordingly, no payments will be made to holders of our common stock upon any liquidation of our Company unless the full liquidation preference on the Preferred Stock is paid; and

•	upon a change in control of our Company, the holder of a share of Preferred Stock can elect to be paid the greater of (1) the liquidation preference per share of the Preferred Stock or (2) the amount that would be paid with respect to those shares of common stock into which such share of Preferred Stock would be converted immediately prior to the change in control if there were no restriction on conversion.

We also believe that failure to obtain stockholder approval of this Proposal 3 could jeopardize our future financing prospects because prospective purchasers of our securities may consider our stockholders as unsupportive of financings approved by our Board, and may be reluctant to purchase securities deemed at risk of not becoming convertible in full into common stock.

In the event Company stockholders do not approve this Proposal 3, we intend to submit a proposal to our stockholders to approve the issuance of common stock in respect of the conversion of the Preferred Shares at each subsequent annual meeting and at one or more special meetings until this Proposal 3 is approved by the Company stockholders.

Consequences if Stockholders Approve this Proposal

In the event that Company stockholders approve this Proposal 3, the Preferred Stock will convert into 5,640,641 shares of our common stock (assuming no adjustment to the conversion price), which together would represent approximately 12.7% of our outstanding common stock as of the date of the Securities Purchase Agreements and an aggregate of 21.5% of our outstanding common stock as of such date when considered together with other issuances of common stock we believe would be integrated with the Preferred Stock for purposes of NYSE Rule 312. As a result of any such issuance, existing Company stockholders will incur dilution to their voting interests and will own a smaller percentage of our outstanding common stock. In addition, such issuance could, under certain circumstances, have the effect of delaying or preventing a change in control by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control or approve amendments to our certificate of incorporation and bylaws.

Vote Required

The affirmative vote of a majority of the shares present or represented by proxy at the annual meeting and entitled to vote is required for approval of this Proposal 3, provided that the total vote cast on the proposal represents a majority of our common stock entitled to vote on the proposal. In accordance with NYSE rules and regulations, no shares issued or issuable in connection with this Proposal 3 (i.e., shares of common stock issuable upon conversion of the Preferred Stock) are eligible to vote on this Proposal 3.

Recommendation of our Board of Directors

The Board of Directors recommends a vote ‘for’ the issuance of the shares of common stock issuable upon conversion of the Series A Preferred Stock.

PROPOSAL 4

APPROVAL OF THE 2018 STOCK OPTION AND INCENTIVE PLAN

Our Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. Our Board of Directors anticipates that providing such persons with a direct stake in the Company will ensure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. Accordingly, our 2018 Stock Option and Incentive Plan (the “2018 Plan”) was adopted by our Board of Directors on April 17, 2018. The 2018 Plan allows the Compensation Committee of our Board of Directors’ to make equity-based incentive awards to our officers, employees, directors, and consultants.

Upon approval of the 2018 Plan by our stockholders, no additional stock option or incentive-awards will be issued from the Company’s existing equity award plans, the 2015 Stock Option and Incentive Plan, (the “2015 Plan”), the 2011 Employee, Director and Consultant Stock Plan, (the “2011 Plan”) and the 2006 Employee, Director and Consultant Stock Plan, as amended, (the “2006 Plan”) and, (collectively, the “Existing Plans”).

As of December 31, 2017, there were stock options to acquire 687,963 shares of common stock outstanding under the Existing Plans, with a weighted average exercise price of $12.40 and weighted average remaining term of 6.60 years, 3,053,351 shares of restricted common stock outstanding under the Existing Plans and 368,406 shares of common stock available for awards under the Existing Plans.

Summary of Key Features

The material features of the 2018 Plan are:

•	The maximum number of shares of common stock to be issued under the 2018 Plan is 4,750,000;

•	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, dividend equivalent rights and cash-based awards is permitted;

•	Shares tendered or held back for taxes will not be added back to the reserved pool under the 2018 Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares reacquired by the Company on the open market or otherwise using cash proceeds of option exercises will not be added to the reserved pool;

•	Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price;

•	The value of all awards awarded under the 2018 Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $1,000,000;

•	Any material amendment to the 2018 Plan is subject to approval by our stockholders; and

•	The term of the 2018 Plan will expire on May 30, 2028.

Based solely on the closing price of our common stock as reported by the NYSE on April 2, 2018, the maximum aggregate market value of the common stock that could potentially be issued under the 2018 Plan is $259,825,000. We have reserved 4,750,000 shares of our common stock for the issuance of awards under the 2018 Plan. The Company shall not make further grants under the Company’s Existing Plans. This limit is subject to adjustment in the event of a stock split, stock dividend, or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise, under the 2018 Plan, 2015 Plan, 2011 Plan and 2006 Plan will be added back to the shares of common stock available for issuance under the 2018 Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the 2018 Plan to cover the exercise price or tax withholding will not be added back to the shares of common stock available for issuance under the 2018 Plan. The maximum number of shares that may be issued as incentive stock options may not exceed 500,000.

Summary of the 2018 Plan

The following description of certain features of the 2018 Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2018 Plan that is attached hereto as Appendix A.

Plan Administration. The 2018 Plan will be administered by our Compensation Committee. Our Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2018 Plan. The Compensation Committee may delegate to our Chief Executive Officer or a committee consisting of one or more of our officers the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the 2018 Plan will be those full- or part-time officers, employees, non-employee directors, and consultants as selected from time to time by our Compensation Committee in its discretion. As of December 31, 2017, approximately 1,305 individuals would have been eligible to participate in the 2018 Plan had it been effective on such date, which includes four executive officers, 1,272 employees who are not executive officers, six non-employee directors and 23 consultants.

Plan Limits. There are certain limits on the number of awards that may be granted under the 2018 Plan. For example, no more than 500,000 shares of common stock may be granted in the form of incentive stock options. In addition, the 2018 Plan provides that the value of all awards awarded under the 2018 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $1,000,000.

Stock Options. The 2018 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2018 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100 percent of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the NYSE on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee in certain circumstances. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2018 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock (or cash, to the extent explicitly provided for in the applicable award certificate) equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period.

Restricted Stock Units. The Compensation Committee may award restricted stock units to any participant. Restricted stock units are ultimately payable in the form of shares of common stock (or cash, to the extent explicitly provided for in the applicable award certificate) and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock which are free from any restrictions under the 2018 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award subject to performance vesting may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award. A dividend equivalent right granted as a component of a restricted stock unit award shall be settled only upon the settlement or payment of, or lapse of restrictions on, the restricted stock unit award.

Change of Control Provisions. The 2018 Plan provides that upon the effectiveness of a “sale event” as defined in the 2018 Plan, the parties thereto may cause awards under the 2018 Plan to be assumed or continued by the successor entity or substitution may be made of awards with new awards from the acquiring party, in each case with appropriate adjustments to take into account the impact of the transaction. To the extent that the parties to such sale event do not provide for such assumption, continuation or substitution, then, at the discretion of our Board of Directors, any or all of such stock options and stock appreciation rights may become fully exercisable, all other awards with time-based vesting conditions may become vested and nonforfeitable and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable. In addition, the Board may waive any or all of the Company’s repurchase rights with respect to outstanding restricted stock awards. In the event of a termination of awards in connection with a sale event, (i) the Board shall have the option, it its sole discretion, to make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights, in exchange for the cancellation thereof, an amount equal to the difference between the per share cash consideration received by holders of common stock in the sale event and the exercise price of the options or stock appreciation rights and (ii) participants shall be permitted, within a specified period of time prior to the sale event, to exercise outstanding stock options and stock appreciation rights (to the extent then exercisable). The Board shall also have the option, in its sole discretion, to make or provide for a payment, in cash or in kind, to the grantees holding other awards equal to the per share consideration multiplied by the number of vested shares of stock under each award.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2018 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2018 Plan, to certain limits in the 2018 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2018 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting of such award or by an arrangement whereby a certain number of shares of stock issued pursuant to an award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due. The Compensation Committee may also require awards to be subject to mandatory share withholding up to the required withholding amount. Any shares held back to satisfy such tax withholding will not be available for future issuance under the 2018 Plan.

Amendments and Termination. Our Board of Directors may at any time amend or discontinue the 2018 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NYSE, any amendments that materially change the terms of the 2018 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options.

Effective Date of 2018 Plan. Our Board of Directors adopted the 2018 Plan on April 17, 2018, and the 2018 Plan becomes effective on the date it is approved by stockholders. Awards of incentive options may be granted under the 2018 Plan until 10 years from the date of Board approval. No other awards may be granted under the 2018 Plan after the date that is 10 years from the date of stockholder approval.

New Plan Benefits

Because the grant of awards under the 2018 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2018 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2018 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2017: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		Restricted Stock
Name and Position	Average Exercise Price	Number (#)	Grant Date Dollar Value ($)	Number (#)

H. Brian Thompson, Executive Chairman	0	0	350,017	11,059
Richard D. Calder Jr., Chief Executive Officer and President	0	0	7,184,996	212,724
Michael T. Sicoli, Chief Financial Officer	0	0	4,268,932	125,308
Chris McKee, General Counsel and Secretary	0	0	4,554,321	135,149
All current executive officers, as a group	0	0	16,358,266	484,240
All current directors who are not executive officers, as a group	0	0	1,315,250	41,554
All current employees who are not executive officers, as a group	0	0	19,926,754	1,439,702

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2018 Plan. It does not describe all federal tax consequences under the 2018 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (2) we will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the 2018 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20 percent federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Vote Required

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the 2018 Plan.

Recommendation of our Board of Directors

The Board of Directors recommends a vote ‘for’ the approval of the 2018 Stock Option and Incentive Plan.

PROPOSAL 5

RATIFY THE APPOINTMENT OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR ENDING DECEMBER 31, 2018

CohnReznick LLP served as our independent registered public accounting firm in 2017 and is expected to be retained to do so in 2018. The Board has elected to ask our stockholders to ratify the appointment of the independent registered public accounting firm at the Annual Meeting as a matter of good corporate practice.

Stockholder ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain CohnReznick LLP, notwithstanding the fact that the stockholders did not ratify the appointment, or select another recognized accounting firm without re-submitting the matter to the stockholders. Even if the appointment is ratified, the Audit Committee reserves the right in its discretion to select a different recognized accounting firm at any time if it determines that such a change would be in the best interests of our Company and our stockholders.

Vote Required

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of this Proposal.

Recommendation of our Board of Directors

The Board of Directors recommends a vote ‘for’ the ratification of the appointment of CohnReznick LLP as the Company’s Independent Registered Public Accounting Firm for the current fiscal year ending December 31, 2018.

Proposal 6

APPROVAL OF THE ADJOURNMENT OR
POSTPONEMENT OF THE ANNUAL MEETING

VOTE TO APPROVE ANY ADJOURNMENTS OF THE ANNUAL MEETING, IF NECESSARY OR

APPROPRIATE, TO PERMIT THE SOLICITATION OF ADDITIONAL PROXIES IF THERE ARE NOT

SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO ADOPT PROPOSAL 3

Background

If there are insufficient votes at the time of the annual meeting to approve the issuance of common stock upon conversion of the Preferred Stock, the annual meeting may be adjourned and the Company intends to recess or adjourn the annual meeting to another time or place, if deemed necessary or appropriate by our Board of Directors, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the such Proposal 3. We do not intend to propose adjournment at the annual meeting if there are sufficient votes to approve the issuance of common stock upon conversion of the Preferred Stock.

In this Adjournment Proposal, we are asking the stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the annual meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the Adjournment Proposal, we could adjourn the annual meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders of the Company who have previously voted.

Vote Required

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of this Proposal.

Recommendation of our Board of Directors

The Board of Directors recommends a vote ‘for’ the approval of this Adjournment Proposal.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

This proxy statement and our annual report on Form 10-K are available on our Internet website at http://www.gtt.net/investor-relations/. Stockholders can elect to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce our printing and postage costs and the number of paper documents stockholders would otherwise receive. We will notify stockholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a stockholder’s consent will remain in effect until such stockholder revokes it by notifying us otherwise at GTT Communications, Inc., 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102, Attention: Corporate Secretary. Stockholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this proxy statement. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on how to elect to access future proxy statements and annual reports over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested by writing us at GTT Communications, Inc., 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102, Attention: Corporate Secretary.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more stockholders of record reside at the same address. Each stockholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. Stockholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this proxy statement. Once given, a stockholder’s consent will remain in effect until such shareholder revokes it by notifying our corporate secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Stockholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our corporate secretary as described above.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this proxy statement or the annual report on Form 10-K by contacting our corporate secretary as described above. Beneficial owners with the same address who receive more than one proxy statement and annual report on Form 10-K may request delivery of a single proxy statement and annual report on Form 10-K by contacting our corporate secretary as described above.

Other Matters

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Appendix A

GTT COMMUNICATIONS, INC.
2018 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THIS PLAN; DEFINITIONS

The name of this plan is the GTT Communications, Inc. 2018 Stock Option and Incentive Plan (this “Plan”). The purpose of this Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of GTT Communications, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends on the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two (2) Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under this Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under this Plan. Each Award Certificate is subject to the terms and conditions of this Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which this Plan becomes effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange, the determination shall be made by reference to the closing price of the Stock on such exchange. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of a majority of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as a full-time employee, part-time employee, director or other key person (including Consultants) of the Company or any Subsidiary or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a fifty percent (50%) interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)       Administration of Plan. This Plan shall be administered by the Administrator.

(b)       Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of this Plan, including the power and authority:

(i)       to select the individuals to whom Awards may from time to time be granted;

(ii)      to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)     to determine the number of shares of Stock to be covered by any Award;

(iv)     to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of this Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)      to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving the grantee’s death, disability, retirement or termination of employment, or a change in control (including a Sale Event);

(vi)     subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii)    at any time to adopt, alter and repeal such rules, guidelines and practices for administration of this Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of this Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of this Plan; to decide all disputes arising in connection with this Plan; and to otherwise supervise the administration of this Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)       Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company or a committee consisting of one or more officers of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and may contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of this Plan.

(d)       Award Certificate. Awards under this Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or Service Relationship terminates.

(e)       Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)       Foreign Award Recipients. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by this Plan; (ii) determine which individuals outside the United States are eligible to participate in this Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THIS PLAN; MERGERS; SUBSTITUTION

(a)       Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under this Plan shall be 4,750,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under this Plan and the three existing equity compensation plans, the 2015 Stock Option and Incentive Plan, or the “2015 Plan,” the 2011 Employee, Director and Consultant Stock Plan, or the “2011 Plan,” and the 2006 Employee, Director and Consultant Stock Plan, as amended, or the “2006 Plan” (collectively, the “Existing Plans”) that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under this Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under this Plan: (i) shares tendered or held back upon exercise of a Stock Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under this Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 500,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under this Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)       Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $1,000,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

(c)       Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under this Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under this Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under this Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under this Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d)       Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the Company, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, this Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, the Board may in its discretion cause any or all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event to become exercisable, in whole or in part, as of the effective time of the Sale Event, any or all other Awards with time-based vesting conditions or restrictions to become vested and nonforfeitable, in whole or in part, as of the effective time of the Sale Event, and any or all Awards with conditions and restrictions relating to the attainment of performance goals to become vested and nonforfeitable, in whole or in part, in connection with a Sale Event. In addition, the Board may waive any or all Company repurchase rights with respect to outstanding Restricted Stock Awards effective as of the effective time of the Sale Event. In the event of such termination, (i) the Board shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each such grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Board, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Board shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

SECTION 4. ELIGIBILITY

Grantees under this Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

(a)       Award of Stock Options. The Administrator may grant Stock Options under this Plan. Any Stock Option granted under this Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under this Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)       Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than one hundred and ten percent (110%) of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than one hundred percent (100%) of the Fair Market Value on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(c)       Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five (5) years from the date of grant.

(d)       Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. Subject to Section 2(b)(v), the Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)       Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i)       In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)      Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)      By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)     With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)       Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a)       Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under this Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)       Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant.

(c)       Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of this Plan.

(d)       Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten (10) years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7. RESTRICTED STOCK AWARDS

(a)       Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under this Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)       Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)       Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)       Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a)       Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under this Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)       Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)       Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d)       Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under this Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under this Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under this Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

(a)       Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under this Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b)       Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. Transferability of Awards

(a)       Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)       Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c)       Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than fifty percent (50%) of the voting interests.

(d)       Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under this Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13. TAX WITHHOLDING

(a)       Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)       Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants. The required tax withholding obligation may also be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14. Section 409A awards

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six (6) months and one (1) day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)       Termination of Employment. If the grantee’s Service Relationship is with a Subsidiary and such Subsidiary ceases to be a Subsidiary, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of this Plan.

(b)       For purposes of this Plan, the following events shall not be deemed a termination of employment:

(i)       a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii)      an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue this Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under this Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. GENERAL PROVISIONS

(a)       No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)       Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to this Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)       Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)       Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)       Trading Policy Restrictions. Option exercises and other Awards under this Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)       Clawback Policy. Awards under this Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

(g)       Headings; Section References. The headings contained in this Plan are for purposes of convenience only and shall not affect the meaning or interpretation of this Plan. All references in this Plan sections and other subdivisions refer to the corresponding sections and other subdivisions of or to this Plan unless expressly provided otherwise.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date this Plan is approved by the Board.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: April 17, 2018

DATE APPROVED BY STOCKHOLDERS:

ANNUAL MEETING OF STOCKHOLDERS OF

GTT COMMUNICATIONS, INC.

May 30, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.gtt.net/investor-relations/sec-filings

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20903030330300000000 8 053018

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

A. Election of Directors:

1. The Board of Directors recommends that you vote FOR the listed nominees.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Richard D. Calder, Jr.
- ○ H. Brian Thompson
- ○ S. Joseph Bruno
- ○ Rhodric C. Hackman
- ○ Howard E. Janzen
- ○ Nick Adamo
- ○ Theodore B. Smith, III
- ○ Elizabeth Satin
- ○ Julius Erving

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

B. Vote on Proposals

7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4, "FOR" PROPOSAL 5, "FOR" PROPOSAL 6 AND "FOR" PROPOSAL 7.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.